UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Energy Recovery, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Energy Recovery, Inc.

Notice of 2016 Annual Meeting of Stockholders

To Be Held On June 23, 2016

Dear Stockholders,

The 2016 Annual Meeting of Stockholders of Energy Recovery, Inc., a Delaware corporation (the “Company” or “Energy Recovery”), will be held on Thursday, June 23, 2016, at 10:00 a.m. Pacific Daylight Time. The 2016 Annual Meeting will take place at the Company’s headquarters, located at 1717 Doolittle Drive, San Leandro, CA 94577.

The purpose of the meeting is:

1.	the election of Mr. Arve Hanstveit and Mr. Hans Peter Michelet as Class II directors to serve until our 2019 Annual Meeting (or until their successors are elected and qualified);

2.	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2016;

3.	the approval of the 2016 Incentive Plan;

4.	advisory approval of the Company’s named executive officer compensation; and

5.	other business that may properly come before the meeting and any adjournment or postponement.

These items of business are more fully described in the attached Proxy Statement, which accompanies this Notice.

Only stockholders who owned stock at the close of business on April 25, 2016 may attend and vote at the meeting or any postponement or adjournment of the meeting.

Whether or not you expect to attend the 2016 Annual Meeting of stockholders in person, we urge you to vote as promptly as possible to ensure your representation and the presence of a quorum at the 2016 Annual Meeting.

At the meeting, we will also report on our 2015 business results and other matters of potential interest to our stockholders.

By Order of the Board of Directors,

/s/ Joel Gay

Joel Gay

President, Chief Executive Officer, and Director

San Leandro, California

April 26, 2016

Stockholders of record can vote their shares by using the Internet or the telephone. Instructions for using these convenient services are set forth on the notice of availability over the Internet of the proxy materials.

If you vote your proxy and then decide to attend the annual meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures described in the Proxy Statement.

i

ii

ENERGY RECOVERY, INC.

PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 23, 2016

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors of Energy Recovery, Inc. for use at the 2016 Annual Meeting of Stockholders to be held on Thursday, June 23, 2016 at 10:00 a.m. Pacific Daylight Time. The 2016 Annual Meeting will take place at the Company’s headquarters, located at 1717 Doolittle Drive, San Leandro, CA 94577. The telephone number at that location is (510) 746-7370.

The Company is furnishing proxy materials to many of its stockholders on the Internet rather than mailing printed copies of those materials to each stockholder. If you received a notice of availability over the Internet of the proxy materials (“Notice”) by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, please follow the instructions included in the Notice. The Notice is being sent to stockholders of record as of April 25, 2016 on or about May 11, 2016. Proxy materials, which include the Notice of the 2016 Annual Meeting of Stockholders, this Proxy Statement, and the Annual Report to Stockholders for the year ended December 31, 2015, which includes financial statements and other information with respect to the Company (the “Annual Report”), are first being made available to stockholders of record as of April 25, 2016, on or about May 11, 2016. Additional copies of the Annual Report may be obtained by writing to the Company at the address noted above.

INFORMATION ABOUT THE MEETING

1.	What is the purpose of the meeting?

All holders of shares of common stock of record at the close of business on April 25, 2016, (the “Record Date”) are entitled to notice of and to vote at the 2016 Annual Meeting and all adjournments or postponements thereof. At the meeting, our stockholders will vote on:

1.	the election of Mr. Arve Hanstveit and Mr. Hans Peter Michelet as Class II directors to serve until our 2019 Annual Meeting (or until their successors are elected and qualified);

2.	the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2015;

3.	approval of the 2016 Incentive Plan;

4.	advisory approval of the Company’s named executive officer compensation; and

5.	other business that may properly come before the meeting and any adjournment or postponement.

2.	How do I vote?

If you are a record holder of our common shares as of the Record Date, you can vote as follows:

●	Electronically via the Internet, following the instructions on the Notice;

●	In person at the meeting;

●	By proxy at the meeting; or

●	By telephone, following the instructions on the Notice.

To ensure that your vote is counted, please submit your vote by June 22, 2016.

If your shares are held for you in an account with a broker or other nominee, you will receive voting instructions from your nominee rather than a proxy card. To vote, please follow the voting instructions sent by your broker or other nominee. If you return your voting instructions timely, your broker or other nominee will then include your vote in the appropriate proxy card held by the record holder. If your shares are held in the name of a broker or other nominee, you cannot vote in person at the 2016 Annual Meeting unless you first obtain a legal proxy from your nominee and present it at the 2016 Annual Meeting.

3.	How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

4.	Can I change my vote after submitting my proxy?

If you are the record holder of your shares, you can withdraw or revoke your proxy at any time before the final vote at our 2016 Annual Meeting by:

●	delivering to the Company to the attention of the Company’s Secretary a written notice of revocation or delivery of a duly executed proxy bearing a later date;

●	submitting a new proxy via the Internet or telephone in accordance with the instructions on your original form of proxy; or

●	attending the 2016 Annual Meeting and voting in person. Attending the 2016 Annual Meeting in person will not by itself revoke any prior proxy.

5.	What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” our director nominees and “FOR” the other proposals made in this Proxy Statement. If any other matter is properly presented at the meeting, the Company representative authorized to vote on your behalf as your proxy will vote your shares using his or her best judgment.

6.	Who pays for the expenses related to the preparation and mailing of the Proxy Statement?

The Company will bear the costs of soliciting proxies, including the costs for the preparation, assembly, printing, and mailing of the Proxy Statement and related proxy materials. In addition, the Company will reimburse brokerage firms and other nominees representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners of those shares. We have retained Alliance Advisors as our proxy solicitors, and proxies may be solicited by a representative of that firm. For its services, we will pay Alliance Advisors a fee of $5,000, plus reasonable expenses. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, either personally, by telephone, facsimile, or mail.

7.	Who can vote at the 2016 Annual Meeting?

Only stockholders of record at the close of business on April 25, 2016, the Record Date, will be entitled to notice of, and to vote at, our 2016 Annual Meeting. On the Record Date, the Company had 52,222,871 shares of common stock outstanding.

8.	Will there be any other items of business on the agenda?

We do not know of any business to be considered at the meeting other than the proposals described in this Proxy Statement; however, the proxy holders (who are the management representatives named on the proxy card) may vote using their discretion with respect to any other matters properly presented for a vote at the meeting.

9.	How many votes are required for the approval of each item?

●

Proposal No. 1 (election of directors): The candidates who receive the greatest number of votes cast at the 2016 Annual Meeting will be elected, provided that a quorum is present. The Board recommends a vote “FOR” all nominees.

●

Proposal No. 2 (ratification of BDO USA, LLP as our independent registered public accounting firm), Proposal No. 3 (approval of 2016 Incentive Plan), and Proposal No. 4 (advisory approval of the Company’s executive compensation): An affirmative vote of a majority of the shares of the Company’s common stock present and entitled to vote is required to approve Proposals No. 2, No. 3, and No. 4, provided that a quorum is present. The Board recommends a vote “FOR” each of the Proposals No. 2, No. 3, and No. 4.

10.	What is the quorum requirement?

A “quorum” of stockholders must be present for us to hold a valid meeting of stockholders. Stockholders representing a majority (more than 50%) of the voting power of our outstanding common stock as of the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business at the 2016 Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the meeting. Stockholders who submit signed and dated proxies without specifying their votes and broker “non-votes” described below will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

11.	What is a record holder?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a “record holder” of those shares. If you are a record holder, you will receive a Notice on how you may access and review the proxy materials on the Internet.

12.	What is a beneficial owner?

If your shares are held in a stock brokerage account, by a bank, or by another nominee, those shares are registered with American Stock Transfer & Trust Company in the “street name” of the brokerage account, bank, or other nominee, and you are considered the “beneficial owner” of those shares. If you are a beneficial owner, your broker or other nominee will send you a form of voting instructions along with instructions on how to access proxy materials.

As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares by using the voting instruction form included in the mailing or by following the instructions on the voting instruction card for voting via the Internet or telephone.

If there are multiple beneficial owners in the same household, your broker or other nominee may send only one set of voting instructions or copy of the proxy materials to your household. If you are receiving multiple copies of these materials and would like to receive a single copy in the future, please contact your broker, bank, or other nominee to request a single copy in the future.

13.	How are votes counted?

All shares of common stock represented by valid proxies will be voted in accordance with their instructions. In the absence of instructions, proxies will be voted “FOR” Proposals 1, 2, 3, and 4.

Brokers, banks, and other nominees may submit a proxy card for shares of common stock that they hold for a beneficial owner, but may decline to vote on certain items because they have not received instructions from the beneficial owner. These are called “Broker Non-Votes” and are not included in the tabulation of the voting results for the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Consequently, Broker Non-Votes do not have an effect on the vote.

Brokers have the discretion to vote such shares for which they have not received voting instructions from the beneficial owners on routine matters but not on non-routine matters. The only routine matter up for vote this year is the ratification of the independent registered public accounting firm (Proposal No. 2).

A broker is prohibited from voting on a non-routine matter unless the broker receives specific voting instructions from the beneficial owner of the shares. The election of directors (Proposal No. 1), the approval of the 2016 Incentive Plan (Proposal No. 3), and the advisory vote on executive compensation for 2015 (Proposal No. 4) are non-routine matters, and your broker cannot vote your shares on these proposals unless you have timely returned applicable voting instructions to your broker.

Abstentions have no effect on the outcome of voting for Proposal No. 1, election of directors. Abstentions are treated as shares present or represented and voting regarding Proposals No. 2, No. 3, and No. 4, so abstentions have the same effect as negative votes on those proposals.

14.	Who counts or tabulates the votes?

The votes of stockholders attending the 2016 Annual Meeting and voting in person will be counted or tabulated by an independent inspector of election. For our meeting, a representative of Broadridge Investor Communications Solutions, Inc. will tabulate votes cast by proxy and in person.

15.	How do I access the proxy materials and annual report via the Internet?

A Notice will be mailed or emailed with instructions on how to access proxy materials via the Internet. This proxy statement, the 2015 Annual Report, and related proxy materials for the 2016 Annual Meeting of Stockholders to be Held on June 23, 2016 will also be available electronically at http://ir.energyrecovery.com.

If you have previously chosen to receive the proxy materials via the Internet, you will be receiving an e-mail on or about May 11, 2016 with information on how to access stockholder information and instructions for voting over the Internet. Stockholders of record may vote via the Internet until 11:59 p.m. Eastern Daylight Time on June 22, 2016.

If your shares are registered in the name of a brokerage firm and you have not elected to receive proxy materials over the Internet, you may still be eligible to vote shares electronically over the Internet. Many brokerage firms participate in programs that provide eligible stockholders who receive a paper copy of the Proxy Statement and Annual Report the opportunity to vote via the Internet. If your brokerage firm participates in such a program, a form from the broker will provide voting instructions.

Stockholders can elect to view future Proxy Statements and Annual Reports over the Internet instead of receiving paper copies. Stockholders of record wishing to receive future stockholder materials electronically can elect this option by following the instructions provided when voting over the Internet at www.proxyvote.com.

Upon electing to view future Proxy Statements and Annual Reports over the Internet, you will receive an e-mail notification next year with instructions containing the Internet address of those materials. The choice to view future Proxy Statements and Annual Reports over the Internet will remain in effect until you contact your broker or the Company to rescind the instructions. Internet access does not have to be elected each year.

Stockholders who elected to receive this Proxy Statement electronically over the Internet and who would now like to receive a paper copy of this Proxy Statement so that they may submit a paper proxy in lieu of an electronic proxy should contact either their broker or the Company.

PROPOSALs to be voted on at the meeting

Proposal NO. 1

ELECTION OF DIRECTORS

As set by the Board of Directors under the Bylaws of the Company, the authorized number of directors of the Company will be eight as of the date of the 2016 Annual Meeting.

The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the Board of Directors has nominated, the nominees listed below for election as Class II directors at the 2016 Annual Meeting. If elected, each newly elected director will serve until the 2019 Annual Meeting of Stockholders, until each director’s successor is duly elected and qualified, or until the director’s earlier removal or resignation.

Each of the nominees are currently directors of the Company and each of the nominees named below has consented, if elected as a director of the Company, to serve until his term expires.

In the event that any nominee of the Company is unable or declines to serve as a director at the time of the 2016 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director, if elected. Each of the two nominees for director who receives the greatest number of votes will be elected.

Set forth below are the names, ages, and certain biographical information relating to the Class II director nominees as of April 30, 2016.

Name of Nominee	Age	Position with Company	Director Since
Mr. Arve Hanstveit	61	Director	1995
Mr. Hans Peter Michelet	56	Director and Chairman of the Board	1995

Arve Hanstveit has served as a member of our Board of Directors since 1995. Between August 1997 and November 2010, Mr. Hanstveit served as Partner and Vice President of ABG Sundal Collier, a Scandinavian investment bank, where he was responsible for advising U.S. institutional investors on equity investments in Nordic companies. Prior to joining ABG Sundal Collier, Mr. Hanstveit worked as a securities analyst and as a portfolio manager for TIAA-Cref, a large U.S. institutional investor. From February 2007 to January 2010, Mr. Hanstveit served on the Board of Directors of Kezzler AS, a privately held Norwegian company, which delivers secure track and trace solutions. He is also a member of the Norwegian American Chamber of Commerce and the New York Angels, an independent consortium of individual accredited angel investors that provide equity capital for early-stage companies in the New York City area. Mr. Hanstveit holds a B.A. in Business from the Norwegian School of Management and an M.B.A. from the University of Wisconsin, Madison. The Board selected Mr. Hanstveit as a Director because of his early investment in the Company, his years of experience as a portfolio manager and securities analyst, his detailed understanding of global financial markets, and his extensive knowledge of the Company, its products, and markets.

Hans Peter Michelet joined the Board of Directors in August 1995 and was appointed Chairman of the Board in September 2004 and Executive Chairman in March 2008. From January 2005 to November 2007, Mr. Michelet served as our Interim Chief Financial Officer. Before joining our Board, Mr. Michelet was a senior manager with Delphi Asset Management, an asset management firm based in Norway and served as Chief Executive Officer of Fiba Nordic Securities, a Scandinavian investment bank. He also held management positions with Finanshuset and Storebrand Insurance Corporation. Mr. Michelet has been a member of the Board of Directors of SynchroNet Logistics Inc., a maritime technology service provider since June 2000 and a Director of Profunda AS, a commercial salmon farm. Mr. Michelet serves on the Board of IRIS Forskningsinvest AS as well as being the Chairman of the Board of Active Club Solutions Inc. Mr. Michelet holds a B.A. in Finance from the University of Oregon. The Board selected Mr. Michelet as a Director and its Chairman because of his experience as an investor and entrepreneur, his senior management experience in multi-cultural financial institutions, his strong organizational and leadership skills, and his knowledge of company operations and markets.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

BDO USA, LLP has been appointed by the Audit Committee to continue as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Although the Company is not required to seek stockholder approval for its selection of independent registered public accounting firm, the Board believes that the practice constitutes sound corporate governance. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will reconsider its selection of independent registered public accounting firm.

A representative of BDO USA, LLP is expected to be present at the 2016 Annual Meeting. The representative will have an opportunity to make a statement and to respond to any questions.

Principal Accountant Fees and Services

The following table summarizes total fees that BDO USA, LLP, our independent registered public accounting firm, billed to us for its work in connection with fiscal years ended December 31, 2015 and 2014.

	2015	2014
Audit Fees (1)	$750,681	$741,668
Total	$750,681	$741,668
(1)

Audit fees represent fees for professional services related to the performance of the integrated audit of our annual financial statements and internal control over financial reporting, review of our quarterly financial statements, and consents on SEC filings.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves audit, audit-related, tax, and non-audit services provided by our independent registered public accounting firm, BDO USA, LLP and will not approve services that are impermissible under applicable laws and regulations. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision of that member to pre-approve specific services must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION
OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR
THE YEAR ENDING DECEMBER 31, 2016

PROPOSAL NO. 3

APPROVAL OF THE ENERGY RECOVERY, INC.

2016 INCENTIVE PLAN

The Board of Directors is asking our stockholders to approve the Energy Recovery, Inc. 2016 Incentive Plan (the “2016 Plan”). The 2016 Plan was approved by the Board of Directors on April 25, 2016 and will become effective upon receipt of stockholder approval at the Annual Meeting. The 2016 Plan will replace our Amended and Restated 2008 Equity Incentive Plan (the “2008 Equity Incentive Plan”), which was originally approved by stockholders in 2008 and subsequently approved by stockholders as amended and restated in 2012.

Background and Reasons for the Proposal

The Board of Directors believes that equity awards under the 2008 Equity Incentive Plan have contributed to strengthening the incentive of participating employees to achieve the objectives of the Company and its stockholders by encouraging employees to acquire a greater proprietary interest in the Company. The Board believes that the number of shares of common stock currently available under the 2008 Equity Incentive Plan is insufficient to meet our current and future equity compensation needs. Stockholder approval of the 2016 Plan is intended to ensure that we have sufficient shares available to attract and retain employees and to further our growth and development. For a discussion of equity awards as components of our executive compensation program, please refer to the “Compensation Discussion and Analysis” section below.

In setting the number of shares authorized for issuance under the 2016 Plan, the Compensation Committee and the Board of Directors considered a number of factors, including the number of outstanding equity awards, the number of shares available for grant under the 2008 Equity Incentive Plan, our historical granting practices, and the level of potential dilution that will result from adoption of the 2016 Plan.

In fiscal years 2013 to 2015, the Company used 5,635,771 of the shares authorized under the 2008 Equity Incentive Plan to make equity awards. The approximate annual “run rate” for fiscal years 2013 to 2015 was on average 3.6% per year, based on the number of shares subject to all equity awards granted under the 2008 Equity Incentive Plan during each of the three fiscal year periods divided by the average number of shares of common stock outstanding as reported in the Form 10-Ks for each of the three fiscal year periods.

Based on 52,215,481 shares outstanding as of March 31, 2016, if all 7,637,010 shares subject to outstanding awards under existing equity plans and all 677,076 shares available for future awards under the 2008 Equity Incentive Plan are ultimately issued, the stockholder dilution would be 13.7%. If all 3,830,000 shares authorized by the 2016 Plan are also ultimately issued, the stockholder dilution would be 18.9%. On the effective date of the 2016 Plan, all shares previously available for future awards under the 2008 Equity Incentive Plan as of that date will become available for issuance under the 2016 Plan, and no further awards will be made under the 2008 Equity Incentive Plan.

Based on a review of the Company’s historical practice, the recent trading price of our common stock, and advice from the Compensation Committee’s independent compensation consultant, Compensia, the Compensation Committee and the Board of Directors currently believe that the amounts authorized for issuance under the 2016 Plan will be sufficient to cover awards for up to three years. Our future share usage will depend on a number of factors, including the number of participants in the 2016 Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, changes in the compensation practices of our competitors, changes in compensation practices in the market generally, and the methodology used to establish the equity award mix.

The closing sale price of a share of our common stock on the NASDAQ Global Select Market on March 31, 2016 was $10.34 per share.

Highlights of the 2016 Plan and Key Governance Provisions

The 2016 Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

●

Independent Compensation Committee.  Awards under the 2016 Plan, as under the 2008 Equity Incentive Plan, will be administered by our Compensation Committee, which is composed entirely of independent directors who meet NASDAQ independence standards.

●	Limit on nonemployee director awards. The value of shares and cash awards to an individual nonemployee director during any fiscal year may not exceed $500,000.

●

No recycling of shares or “liberal share counting” practices.  Shares tendered to us or retained by us in the exercise or settlement of an award or for tax withholding may not become available again for issuance under the 2016 Plan. In addition, the gross shares subject to a stock appreciation right (SAR) award and not the net number of shares actually issued upon exercise counts against our plan reserve.

●	No repricing without stockholder approval. Repricing or other exchanges or buyouts of stock options and SARs are prohibited without prior stockholder approval.

●	No dividends on stock options or SARs. No dividends or dividend equivalents accrue on stock options or SARs.

●	No dividends on unearned performance awards. No dividends or dividend equivalents may be paid on performance-based awards before they are earned.

●	No discounted stock options or SARs. All stock options and SARs must be issued with an exercise or grant price at fair market value.

●	Awards subject to clawback. Awards under the 2016 Plan are subject to recoupment as provided in any clawback policy adopted by the Company.

●	No tax gross-ups. The 2016 Plan does not provide for the gross-up of any excise tax liability on 2016 Plan awards.

●

Double-trigger change in control vesting.  Awards assumed by a successor company in connection with a change in control will not automatically vest and pay out solely as a result of the change in control.

Summary of the 2016 Plan

The following description is a summary of some of the key provisions of the 2016 Plan, and it is qualified in its entirety by reference to the full text of the 2016 Plan, which is attached to this proxy statement as Appendix A.

Purposes of the 2016 Plan

The 2016 Plan is intended to promote our long-term success and the creation of stockholder value by encouraging employees, officers, directors, consultants, agents, advisors, and independent contractors to focus on critical long-range objectives; encouraging the attraction and retention of employees, officers, directors, consultants, agents, advisors, and independent contractors with exceptional qualifications; and linking employees, officers, directors, consultants, agents, advisors, and independent contractors directly to stockholder interests through increased stock ownership.

Administration

The 2016 Plan will be administered by the Board of Directors or the Board’s Compensation Committee, which must be composed of directors who meet the independence requirements of NASDAQ and at least two or more of whom are “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Code. The Board may delegate concurrent administration of the 2016 Plan to different committees consisting of one or more members of the Board in accordance with the 2016 Plan’s terms. In addition, the Board or the Compensation Committee may delegate granting authority to one or more officers of the Company in accordance with the 2016 Plan’s terms. References to the “Committee” in this summary description are, as applicable, to the Board or the Compensation Committee, or other committees or officers authorized to administer the 2016 Plan.

The Committee is authorized to select the individuals to be granted awards, the types of awards to be granted, the number of shares to be subject to awards, and the other terms, conditions, and provisions of such awards, as well as to interpret and administer the 2016 Plan and any award or agreement entered into under the 2016 Plan.

Eligibility

Awards may be granted under the 2016 Plan to employees, officers, directors, consultants, agents, advisors, and independent contractors of the Company and its related companies selected by the Committee. As of March 31, 2016, approximately120 people were eligible to receive grants under the 2016 Plan.

Number of Shares Authorized

Subject to adjustment as provided in the 2016 Plan, the number of shares of common stock initially authorized for issuance under the 2016 Plan is:

●	3,830,000 shares, plus

●

Up to 670,000 shares available for issuance or subject to outstanding awards under the 2008 Equity Incentive Plan as of the date of stockholder approval of the 2016 Plan and up to 7,635,410 shares then subject to outstanding awards under the 2008 Equity Incentive Plan that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in shares) will automatically become available for issuance under the 2016 Plan.

Of the various categories of awards available for issuance under the 2016 Plan, the number of shares of common stock that may be issued upon the exercise of incentive stock options, subject to adjustment as provided in the 2016 Plan, is limited to 3,830,000 shares.

The shares of common stock issuable under the 2016 Plan will consist of authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

Limitations on Director Awards

The aggregate amount of compensation granted during any fiscal year of the Company to any director who is not an employee of the Company, including any equity awards and any cash retainers or fees, may not exceed $500,000.

Share Counting

If any award lapses, expires, terminates, or is canceled prior to the issuance of shares or if shares are issued under the 2016 Plan and thereafter are forfeited to the Company, the shares subject to such awards and the forfeited shares shall again be available for issuance under the 2016 Plan. The following shares will not become available for issuance under the 2016 Plan:

•	shares tendered by a participant as full or partial payment upon exercise of a stock option;

•	the gross number of shares subject to any grant of SARs; and

•	shares withheld by, or otherwise tendered to, the Company to satisfy a participant’s tax withholding obligations with respect to the grant, vesting, or exercise of an award.

Awards granted in assumption of or in substitution for awards previously granted by an acquired company will not reduce the number of shares authorized for issuance under the 2016 Plan.

Types of Awards

The 2016 Plan permits the granting of any or all of the following types of awards:

Stock Options.    Stock options entitle the holder to purchase a specified number of shares of common stock at a specified price, which is called the exercise price, subject to the terms and conditions of the stock option grant. The Committee may grant either incentive stock options, which must comply with Section 422 of the Code, or nonqualified stock options. The Committee sets exercise prices and terms, except that stock options must be granted with an exercise price not less than 100% of the fair market value of our common stock on the date of grant (excluding stock options granted in connection with assuming or substituting stock options in acquisition transactions). Unless the Committee determines otherwise, fair market value means, as of a given date, the closing price of our common stock. At the time of grant, the Committee determines when stock options are exercisable and what the term of the stock options will be, except that the term cannot exceed ten years.

In the event of termination of service with the Company or a related company, a participant will be able to exercise his or her stock option for the period of time and on the terms and conditions determined by the Committee and stated in the stock option agreement.

Stock Appreciation Rights (SARs).    The Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2016 Plan or as a freestanding award. Upon exercise, SARs entitle the holder to receive payment per share in stock or cash, or in a combination of stock and cash, equal to the excess of the share’s fair market value on the date of exercise over the grant price of the SAR. The grant price of a tandem SAR is equal to the exercise price of the related stock option, and the grant price for a freestanding SAR is determined by the Committee in accordance with the procedures described above for stock options. Exercise of an SAR issued in tandem with a stock option will reduce the number of shares underlying the related stock option to the extent of the SAR exercised. The term of a freestanding SAR cannot be more than ten years, and the term of a tandem SAR cannot exceed the term of the related stock option.

Stock Awards, Restricted Stock, and Stock Units.    The Committee may grant awards of shares of common stock or awards designated in units of common stock. These awards may be made subject to repurchase or forfeiture restrictions at the Committee’s discretion. The restrictions may be based on continuous service with the Company or the achievement of specified performance criteria, as determined by the Committee. Stock units may be paid in stock or cash or a combination of stock and cash, as determined by the Committee.

Performance Awards.    The Committee may grant performance awards in the form of performance shares or performance units. Performance shares are units valued by reference to a designated number of shares of common stock. Performance units are units valued by reference to a designated amount of property other than shares of common stock. Performance shares and performance units may be payable upon the attainment of performance criteria and other terms and conditions as established by the Committee. Performance awards may be payable in stock, cash or other property, or a combination thereof.

Other Stock- or Cash-Based Awards.    The Committee may grant other incentives denominated in shares of common stock or in cash, which may be payable in shares of common stock or cash or a combination of both, subject to the terms of the 2016 Plan and any other terms and conditions determined by the Committee.

No Repricing    Without stockholder approval, the Committee is not authorized to (a) lower the exercise or grant price of an option or SAR after it is granted, except in connection with certain adjustments to our corporate or capital structure permitted by the 2016 Plan, such as stock splits, (b) cancel a stock option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another stock option or SAR, restricted stock or other equity award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off or similar corporate transaction, or (c) take any other action that is treated as a repricing under generally accepted accounting principles.

Performance-Based Compensation Under Section 162(m)

Performance Goals and Criteria.    Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our principal executive officer and our three other most highly compensated executive officers (other than our principal financial officer) in excess of $1 million per person in any year. However, compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. If the 2016 Plan is approved by our stockholders, the Compensation Committee will have the flexibility to grant awards under the 2016 Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code.

For awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code, the performance criteria must be set by the Compensation Committee at the start of each performance period and must be based on one or a combination of two or more of the following performance criteria as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, items that are unusual in nature or infrequently occurring or both, restructuring charges, or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management, or asset management metrics.

The performance goals also may be based on the achievement of specified levels of performance for the Company as a whole (or of any affiliate or business unit) under one or more of the performance criteria described above relative to the performance of other corporations.

The Compensation Committee may provide in any award of performance-based compensation that any evaluation of performance may include or exclude any of the following events that occur during a performance period: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax law or rate on deferred tax liabilities, accounting principles, or other laws or provisions affecting reported results; any reorganization and restructuring programs; items that are unusual in nature or infrequently occurring or both that the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of our periodic reports; acquisitions or divestitures; foreign exchange gains and losses; gains and losses on asset sales; and impairments.

With respect to any award intended to be performance-based compensation, the Compensation Committee must establish and administer the performance criteria in a manner that satisfies the requirements of Section 162(m) of the Code.

Adjustments.   Awards that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code may be adjusted downwards but not upwards. In addition, achievement of the applicable performance goals related to an award may not be waived, except in the case of the participant’s death or disability. Section 162(m) of the Code requires that a qualifying committee certify that performance goals were achieved before the payment of the “performance-based” compensation.

Limitations. Subject to certain adjustment as provided in the 2016 Plan, participants who are granted equity-based awards intended to qualify as “performance-based” compensation may not be granted awards for more than 750,000 shares of common stock in any calendar year. However, additional one-time grants of such awards may be granted for up to 300,000 additional shares to newly hired or newly promoted individuals. The maximum dollar value payable to any participant with respect to performance units or any other awards denominated in cash that are intended to qualify as “performance-based” compensation cannot exceed $7,500,000 in any calendar year.

Change in Control

Effect of Change in Control. Under the 2016 Plan, the Committee may provide for the vesting acceleration of an award upon a change in control of the Company, whether or not the award is assumed by the successor corporation, or upon a termination of a participant’s employment following a change in control. A change in control includes:

●	A merger, consolidation, or other reorganization of our company after which our stockholders own 50% or less of the surviving corporation or its parent company;

●	a sale of all or substantially all of our assets;

●

a change in the composition of the Board of Directors, as a result of which less than 50% of the incumbent directors either had been directors 12 months before the change in composition of the Board or were appointed or nominated by the Board by a majority of the directors who had been directors 12 months before or had been selected in this manner; or

●	an acquisition of 50% or more of our outstanding stock by any person or group other than a person related to our company, such as a holding company owned by our stockholders.

Unless the Committee determines otherwise in the instrument evidencing an award or in a written employment, services or other agreement between a participant and the Company or a related company, in the event that we are a party to a merger or consolidation in which options or awards are not continued or assumed or substituted with comparable awards by the surviving corporation, all outstanding options or awards will be subject to the agreement of merger or consolidation, which shall provide for one or more of the following:

●	The acceleration of vesting of 100% of the then unvested portion of the common stock subject to any outstanding options and stock appreciation rights.

●

The cancellation of all outstanding options and stock appreciation rights in exchange for a payment to the holders thereof equal to the excess of (i) the fair market value of the common shares subject to such options and stock appreciation rights over (ii) their exercise price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent.

●

The cancellation of all outstanding stock units and a payment to the holders thereof equal to the fair market value of the common stock subject to such stock units. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent.

Adjustments

If any change is made in the stock subject to the Plan, or subject to any award, without the receipt of consideration by us (through stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend or other change in our corporate or capital structure not involving the receipt of consideration by us), or in the event of an extraordinary cash dividend, then the Committee shall make proportional adjustments to (a) the maximum number and kind of securities available for issuance under the Plan, (b) the maximum number and kind of securities issuable as incentive stock options, (c) the maximum number and kind of securities issuable as “performance-based” compensation under Section 162(m) of the Code and (d) the number and kind of securities subject to any outstanding awards and/or the per share price of such securities.

Term, Termination, and Amendment

Unless earlier terminated by the Board or the Compensation Committee, the 2016 Plan will terminate, and no further awards may be granted, ten years after the date on which it is approved by stockholders. The Board or the Compensation Committee may amend, suspend, or terminate the 2016 Plan at any time, except that, if required by applicable law, regulation, or stock exchange rule, stockholder approval will be required for any amendment, and only the Board may amend the 2016 Plan if stockholder approval of the amendment is required. The amendment, suspension or termination of the 2016 Plan or the amendment of an outstanding award generally may not, without a participant’s consent, materially adversely affect any rights under an outstanding award.

Recoupment of Awards

Awards made under the 2016 Plan are subject to the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing rules and regulations regarding the recoupment or clawback of incentive compensation, similar rules and laws in other jurisdictions, and any compensation recoupment or clawback policies we may have in place from time to time.

U. S. Federal Income Tax Considerations

The following is a general summary of the U.S. federal income tax consequences of awards under the 2016 Plan to us and to participants in the 2016 Plan who are citizens or residents of the United States for U.S. federal tax purposes. The summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local, or foreign tax laws.

Nonqualified Stock Options.    A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the option on the date of exercise and the option exercise price. When a participant sells the shares acquired upon exercise, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options.    A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date the participant exercised the option and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant’s gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a specified grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the difference between the fair market value of the shares underlying the SAR on the date of exercise and the specified grant price of the SAR. When a participant sells any shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the total base value.

Restricted Stock Awards.    A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether the participant has made a timely and proper Section 83(b) election. If the participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restrictions lapse generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of the Section 83(b) election, as the case may be. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making a Section 83(b) election.

Restricted Stock Units.    A participant generally will not recognize income at the time a restricted stock unit is granted. When any part of a restricted stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Performance Share or Performance Unit Awards.    A participant generally will not recognize income at the time a performance share or performance unit award is granted. When any part of a performance share or performance unit award is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Other Awards.    The U.S. federal income tax consequences of other awards under the 2016 Plan will depend upon the specific terms of each award.

Tax Consequences to Us.    In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code.    We intend that awards granted under the 2016 Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Section 162(m) of the Code.    Under Section 162(m) of the Code, we are generally prohibited from deducting compensation paid to our Chief Executive Officer and three other most highly compensated executive officers (other than the Chief Financial Officer) in excess of $1 million per person in any year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1 million limit. If the 2016 Plan is approved by our stockholders, the Compensation Committee will have the flexibility to grant awards under the 2016 Plan that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code.

Tax Withholding.    We are authorized to deduct or withhold from any award granted or payment due under the 2016 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of our common stock or otherwise settle an award under the 2016 Plan until all tax withholding obligations are satisfied.

Plan Benefits

All awards to employees, officers, and consultants under the 2016 Plan are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated to such individuals under the 2016 Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “Grants of Plan-Based Awards in 2015” table below. Grants made to our non-employee directors in the last fiscal year are described under “Director Compensation” below.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
ENERGY RECOVERY, INC. 2016 INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth equity compensation plan information as of December 31, 2015.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders (1)	7,198,479	$3.97	1,536,009
Equity compensation plans not approved by security holders	None	Not applicable	Not applicable

(1)

Represents shares of the Company’s common stock issuable upon exercise of options outstanding under the following equity compensation plans: the 2006 Stock Option/Stock Issuance Plan and the 2008 Equity Incentive Plan. Does not include shares authorized for issuance under the proposed 2016 Plan.

PROPOSAL NO. 4

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 25 of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions made by the Compensation Committee for our fiscal year ended December 31, 2015 with respect to the executive officers named in the Summary Compensation Table on page 32. The Board of Directors is asking our stockholders to cast a non-binding advisory vote to approve the following resolution:

“RESOLVED, that the stockholders of Energy Recovery, Inc. approve the compensation of the executive officers named in the Summary Compensation Table for 2015, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the related footnotes and narratives accompanying the tables).”

The Board is asking our stockholders to vote “FOR” this proposal because it believes that the policies and practices described in the Compensation Discussion and Analysis section are necessary to achieve the Company’s primary objective of the executive compensation program, that of attracting, retaining, and motivating the talent we need to meet and/or exceed the strategic, operational, and financial goals of the Company. Additionally, we want to reward superior performance and align the long term interests of our executives with our stockholders.

Although your vote on this proposal is advisory and non-binding, the Compensation Committee values the views of our stockholders and will take into account the outcome of the vote when considering future compensation decisions for our named executive officers. We are providing this advisory vote pursuant to Section 14A of the Securities Exchange Act of 1934.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4

BOARD AND CORPORATE GOVERNANCE MATTERS

Board of Directors

Our Board of Directors (the “Board”) is divided into three classes, with each class serving for a staggered three-year term. As of the date of the 2016 Annual Meeting, the Board consists of:

Committee Memberships
Director	Class I	Class II	Class III	Audit	Compensation	Nominating & Corporate Governance
Mr. Alexander J. Buehler			X
Mr. Olav Fjell	X			Member	Member	Member
Mr. Joel Gay	X
Mr. Arve Hanstveit		X		Member	Chairman
Mr. Ole Peter Lorentzen	X				Member	Member
Mr. Robert Yu Lang Mao			X	Member
Mr. Hans Peter Michelet		X			Member	Chairman
Mr. Dominique Trempont			X	Chairman	Member	Member

At each annual meeting of stockholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The term of the Class I directors ends at the annual meeting in 2018. The term of the Class II directors ends at the upcoming annual meeting in June 2016, and the term of the Class II directors elected at that meeting will end at the annual meeting in 2019. The term of the Class III directors ends at the annual meeting in 2017.

Director Independence

Our Board has determined that Mr. Fjell, Mr. Hanstveit, Mr. Lorentzen, Mr. Mao, Mr. Michelet and Mr. Trempont, representing a majority of our directors, are “independent directors” as defined in the listing rules of the NASDAQ Global Market LLC. Consistent with the principles of the NASDAQ listing rules, the Board has also determined that ownership of the Company’s stock by a director is not inconsistent with a determination of independence. Mr. Buehler is not an “independent director” as he was employed by the Company within the past three years.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Committees and Meetings of the Board of Directors

During the year ended December 31, 2015, the Board met thirteen times. The Board has three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During the year ended December 31, 2015, no director attended fewer than 75% of all the meetings of the Board or its committees on which he or she served after becoming a member. The Company encourages, but does not require, its directors to attend the annual meeting of stockholders. In 2015, all of our Directors attended our annual meeting.

The Audit Committee

The Audit Committee held four meetings in the year ended December 31, 2015. The Audit Committee is responsible for assisting the full Board in fulfilling its oversight responsibilities relating to:

●	overseeing the accounting and financial reporting processes and audits of our financial statements;

●	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

●

assisting the Board in monitoring the integrity of our financial statements, our internal accounting and financial controls, our compliance with legal and regulatory requirements, and the qualifications, independence, and performance of our independent registered public accounting firm;

●	providing to the Board information and materials to make the Board aware of significant financial and audit-related matters that require attention; and

●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q.

The Board has determined that all members of the Audit Committee are independent directors as defined in the listing rules of NASDAQ. The Board has further determined that Mr. Trempont is an “audit committee financial expert” as defined by SEC rules. The Board has adopted and approved a charter for the Audit Committee, a copy of which can be viewed on the Company’s website at www.energyrecovery.com under the Investor Relations tab.

The Compensation Committee

The Compensation Committee held five meetings in the year ended December 31, 2015. The Compensation Committee is responsible for, among other things:

●

reviewing and approving, with respect to our Chief Executive Officer and other executive officers, annual base salaries, annual incentive bonuses, equity compensation, employment agreements, severance arrangements, change of control agreements/provisions, and any other benefits, compensation, or arrangements;

●	administering our Equity Incentive Plan and other employee benefit plans as may be adopted by us from time to time; and

●	recommending inclusion of the Compensation Discussion and Analysis in the Proxy Statement and our Annual Report on Form 10-K.

The Board has determined that all members of the Compensation Committee are independent directors as defined in the listing rules of NASDAQ. The Board has adopted and approved a charter for the Compensation Committee, a copy of which can be viewed on the Company’s website at www.energyrecovery.com under the Investor Relations tab.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held one meeting in the year ended December 31, 2015. The Nominating and Corporate Governance Committee is responsible for:

●	assisting in identifying prospective director nominees and recommending to the Board nominees for each annual meeting of stockholders;

●	evaluating the performance of current members of the Board;

●	developing principles of corporate governance and recommending them to the Board;

●	recommending to the Board persons to be members of each committee; and

●	overseeing the evaluation of the Board and management.

The Nominating and Corporate Governance Committee operated under a written charter setting forth the functions and responsibilities of the Committee. A copy of the charter can be viewed on the Company’s website at www.energyrecovery.com under the Investor Relations tab. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors as defined in the listing rules of NASDAQ.

The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding any stockholder recommendations for candidates to serve on the Board. Our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board. In order to nominate a candidate for director, a stockholder must give timely notice in writing to our Secretary and otherwise comply with the provisions of our bylaws. To be timely, a stockholder’s notice to our Secretary must be delivered to or mailed and received at our principal executive offices, in the case of an annual meeting, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the anniversary date on which we first mailed our proxy statement to stockholders in connection with the immediately preceding annual meeting. If no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. In the case of a special meeting of stockholders called for the purpose of electing directors, notice must be delivered to or mailed and received not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

Stockholder nominations must also include the information required by our bylaws. Under the bylaws, information as to each person whom the stockholder proposes to nominate for election as a director must include (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant SEC regulations. The stockholder giving notice must also provide certain other information required under our bylaws.

A stockholder who wishes to nominate a candidate to serve on the Board should carefully review the applicable provisions of our bylaws. Any such nomination must be made in accordance with the procedures outlined in, and include the information required by, the bylaws. The nomination must be addressed to 1717 Doolittle Drive, San Leandro, California 94577 Attn: Secretary. You can obtain a copy of our bylaws by writing to the Secretary at this address.

While the Nominating and Corporate Governance Committee does not have a written policy regarding diversity in identifying nominees for directors, the committee takes diversity into account when looking for best available candidates to serve on the Board. In the past, when new directors have been added to our Board, the Board or Nominating and Corporate Governance Committee has endeavored to select director candidates who have business, scientific, or regulatory specializations; technical skills; or other backgrounds that increased the range of experience and diversity of perspectives within our Board in ways that pertain to our current and future business goals. The Committee also considers diversity in terms of gender, ethnic background, and national origin.

There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Nominating and Corporate Governance Committee itself.

In reviewing potential candidates for the Board, the Nominating and Corporate Governance Committee considers numerous factors including:

●

whether or not the person has any relationships that might impair his or her independence, such as any business, financial, or family relationships with the Company, its management, its stockholders, or their affiliates;

●	whether or not the person serves on boards of, or is otherwise affiliated with, competing companies;

●	whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a director of the Company; and

●

the contribution that the person can make to the Board and the Company, with consideration given to the person’s experience in the fields of energy, technology, and manufacturing as well as leadership or entrepreneurial experience in business or education.

Of greatest importance is the individual’s integrity and ability to bring to the Company experience and knowledge in areas related to the Company’s current and future business. The Board intends to continue using these criteria to evaluate candidates for election to the Board.

Board Leadership Structure and Role in Risk Management

The offices of Chairman and Chief Executive Officer at our company are held by different individuals. Mr. Michelet is currently Chairman of the Board and has served as our Board Chairman since September 2004. Mr. Gay was appointed as President and Chief Executive Officer and as a member of the Board at which point Mr. Rooney, our previous President and Chief Executive Officer, resigned. The Company believes that having the roles of Chief Executive Officer and Chairman of the Board filled by different individuals enhances our internal system of checks and balances and the Board’s oversight role. The practice also enables the Chief Executive Officer to focus on the Company’s operations.

The Board does not have a standing risk management committee, but administers this oversight function directly through the Board as a whole, as well as through its various committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial and enterprise risk exposures and the steps our management has taken to monitor and control these exposures, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, and our Nominating and Corporate Governance Committee monitors our governance risk exposures, Board composition, and overall Board performance. The full Board, or the appropriate committee, receives reports on risks facing the Company from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management, and risk mitigation strategies. We believe that our Board’s leadership structure supports effective risk management because it allows the independent directors on our committees to exercise oversight over management.

The Board also receives and approves reports on key product development projects, organizational matters, and strategic initiatives. In addition, the Audit Committee periodically considers and approves the Company’s corporate investment policy and practices. The Audit Committee also oversees and reviews related-person transactions.

Compensation Committee Interlocks and Insider Participation

None of our current executive officers serve on the Compensation Committee or the Board of Directors of another entity whose executive officer(s) serve(s) on the Company’s Compensation Committee or Board of Directors.

Communication between Stockholders and Directors

Our Board currently does not have a formal process for stockholders to send communications to the Board. The Company, however, makes every effort to ensure that the views of stockholders are heard by the Board or individual directors and that the Company responds to stockholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to convey questions, comments, and observations that could be useful to the Board. Stockholders wishing to formally communicate with the Board may send communications directly to Secretary, Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro, California 94577.

Director Compensation

Directors who are non-employees of the Company received the following fees, unchanged since 2012, for their services on the Board during the year ending December 31, 2015:

●	$50,000 annual retainer paid in quarterly installments for services as a member of the Board; or

●	$250,000 annual retainer paid in monthly installments for services as Chairman of the Board.

Additionally, directors receive:

●	$15,000 annual retainer paid in quarterly installments for services as Chairman of the Audit Committee;

●	$10,000 annual retainer paid in quarterly installments for services as Chairman of the Compensation Committee; and

●	$5,000 annual retainer paid in quarterly installments for services as Chairman of the Nominating and Corporate Governance Committee.

Our non-employee directors also receive:

●	an annual grant of stock options of common stock valued (based on market prices on the date of grant) at $85,000, with 100% vesting on the first anniversary of the vesting commencement date.

On December 31, 2014, the Company issued 27,609 shares of restricted stock to Mr. Trempont in consideration of the significant additional time and effort required by him in his capacity as a director and as Chairman of the Audit Committee and the Nominating and Corporate Governance Committee. The shares became fully vested on March 16, 2015 and are no longer restricted.

In February 2015, we granted options to purchase 44,456 shares of our common stock to each non-employee director, except Mr. Buehler and Mr. Lorentzen who were granted options to purchase 16,449 shares each due to their tenure as members of the Board. All of the options became fully vested in June 2015.

In June 2015, we granted to each continuing non-employee director, options to purchase 53,392 shares of our common stock. The options have a one year vesting period and become fully vested in June 2016.

Director Compensation for the Year Ended December 31, 2015

The table below summarizes the compensation paid to non-employee directors for the year ended December 31, 2015. Mr. Gay, our Chief Executive Officer and also as a director during 2015, is not included in the table below because he received compensation in 2015 only as an employee and did not receive additional compensation for services provided as a director.

Director	Fees Earned and Paid in Cash	Stock Awards (1)	Executive Staff Transition (2)	Total
Mr. Alexander J. Buehler (3)	$45,000	$116,458	$—	$161,458
Mr. Arve Hanstveit (4)	$60,000	$170,021	$—	$230,021
Mr. Olav Fjell (5)	$26,515	$85,000	$—	$111,515
Mr. Ole Peter Lorentzen (3)	$45,000	$116,458	$—	$161,458
Mr. Robert Yu Lang Mao	$50,000	$170,021	$—	$220,021
Mr. Hans Peter Michelet (6)	$250,000	$170,021	$—	$420,021
Mr. Dominique Trempont (7)	$70,000	$170,021	$105,375	$345,396

Former Directors
Mr. Paul Cook (8)	$23,674	$85,021	$72,000	$180,675
Mr. Fred Olav Johannessen (8)	$23,674	$85,021	$—	$108,695
Dr. Marie-Elisabeth Paté-Cornell (8)	$23,674	$85,021	$—	$108,695

(1)

The amount in the Stock Awards column sets forth the fair value on the grant date of the options awards granted in 2015. These amounts do not state cash payments realized by the individual. The method and assumptions used to calculate the fair value on the grant date of our equity awards is discussed in Note 12 of our Notes to our Financial Statements included in our Annual Report on Form 10-K for the year ending December 31, 2015. As of December 31, 2015, the number of shares underlying vested and unvested stock options held by each of the directors was: Mr. Buehler, 69,841; Mr. Fjell, 53,392; Mr. Hanstveit, 299,834; Mr. Lorentzen, 69,841; Mr. Mao, 224,834; Mr. Michelet, 449,834; and Mr. Trempont, 215,084. As of December 31, 2015, Mr. Trempont had 27,609 restricted stock awards which became fully vested and unrestricted on March 16, 2015. Mr. Cook, Mr. Johannessen, and Dr. Pate-Cornell had no outstanding options as of December 31, 2015 as options not exercised within 90 days of the end of their terms as director, June 19, 2015, were forfeited in accordance with the plan.

(2)

The Executive Staff Transition Fees were extended to Mr. Cook and Mr. Trempont as payment for the extended effort beyond their normal director duties during the time of transition to a new Chief Executive Officer.

(3)	The fees earned and paid to Mr. Buehler and Mr. Lorentzen are pro-rated to reflect the time served as members of the Board beginning in February 2015.

(4)	Mr. Hanstveit is a director and the Chairman of the Compensation Committee.

(5)	The fees earned and paid to Mr. Fjell is pro-rated to reflect the time served as a member of the Board beginning in June 2015.

(6)	Mr. Michelet is a director, the Chairman of the Board of Directors, and Chairman of the Nominating, and Corporate Governance Committee.

(7)	Mr. Trempont is a director and the Chairman of the Audit Committee.

(8)

The fees earned and paid to Mr. Cook, Mr. Johannessen, and Dr. Pate-Cornell are through the end of their term as Class I directors, June 2015. Mr. Cook, Mr. Johannessen, and Dr. Pate-Cornell did not stand for re-election to our Board.

Stock Ownership Guidelines

The Company’s Board believes that our non-employee directors and executive officers should own and hold shares of our common stock to further align their interests with the long term interests of stockholders and further promote our commitment to sound corporate governance. Toward this end, in April 2016, the Board adopted guidelines with respect to ownership levels of the Company’s common stock of our CEO, other executive officers, and members of our Board. The guidelines state that our CEO, other executive officers, and each director must beneficially own Common Stock having a value equal to:

●	For our CEO, three times his annual base salary;
●	For our other executive officers, one time his or her annual base salary; and
●	For each non-employee director, three times the amount of the annual cash retainer paid to directors for general service on the Board.

The guidelines were established to promote a long-term perspective in managing the company and align the interests of our stockholders, executives, and directors.

For purposes of determining ownership under these guidelines we include shares of common stock actually owned by the covered individual or family members, certain indirect forms of ownership, such as stock held in a grantor trust for the benefit of the covered individual, as well as the net exercise or “spread” value of vested stock options. Unvested options or restricted stock units and the unvested portion of any performance-based restricted stock or other equity-based award are not included. Directors and executive officers generally are required to meet these guidelines within five years of becoming a director or executive officer. Covered individuals are required to hold 25% of the net shares acquired from all equity awards after deducting shares sold to cover the exercise price and/or taxes until the applicable guideline is reached.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 25, 2016 for (i) each person who is known by the Company to beneficially own more than 5% of the Company’s common stock, (ii) each of the Company’s directors, (iii) each of the officers appearing in the “Summary Compensation Table” on Page 32 and (iv) all directors and executive officers as a group.

To the Company’s knowledge, except as itemized in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. The address of each executive officer and director is c/o Energy Recovery, Inc., 1717 Doolittle Drive, San Leandro, CA 94577.

	Shares Beneficially Owned (1)	Percent of Class (2)
5% or Greater Common Stockholders:
Ludvig Lorentzen AS (3)	8,560,175	16.3%
Postboks A, Bygdoy, 0211 Oslo, Norway
Arvarius AS c/o Marius Skaugen (4)	7,532,490	14.4%
Parkv.57 c/o B. Skaugen AS 0256 Oslo, Norway
Sundt AS. (5)	3,016,474	5.8%
Dronningen 1, 2087 Oslo, Norway

Directors, Named Executive Officers, and Current Group:
Ole Peter Lorentzen (3)	8,560,175	16.3%
Thomas S. Rooney, Jr. (6)	1,765,468	3.3%
Arve Hanstveit (7)	1,595,634	3.0%
Hans Peter Michelet (8)	749,834	1.3%
Dominique Trempont (9)	662,735	1.2%
Robert Yu Lang Mao (10)	322,195	0.5%
Joel Gay (11)	215,551	0.4%
Alexander J. Buehler (12)	159,841	0.2%
Juan Otero (13)	130,237	0.2%
Nocair Bensalah(14)	125,037	0.2%
Andrew Stroud, Jr. (15)	60,756	0.1%
Chris Gannon (16)	56,306	*
Olav Fjell (17)	53,392	*
All named executive officers and directors as a group (13 persons) (18)	14,457,161	26.7%

*Less than .1%

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable, or exercisable within 60 days after April 25, 2016, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person.

(2)	Percent of class is based on the number of shares of Common Stock outstanding as of April 25, 2016, the Record Date, which were 52,222,871 shares.

(3)

Based on a Schedule 13D/A and a Form 4 jointly-filed by Ole Peter Lorentzen and Ludvig Lorentzen AS with the SEC on January 9, 2015 and March 16, 2015, respectively, which reported 7,700,000 shares beneficially owned by Ludvig Lorentzen AS and 8,490,334 shares beneficially owned by its controlling shareholder, Mr. Ole Peter Lorentzen, who is also a Director of the Company. Shares beneficially owned by Mr. Lorentzen include the 7,700,000 shares beneficially owned by Ludvig Lorentzen AS and shares held by Mr. Lorentzen in other accounts. Each reported shared voting and dispositive power over the shares respectively reported for that beneficial owner. The shares reported also include options to purchase 69,841 shares of common stock that are exercisable within 60 days of April 25, 2016.

(4)

Based on a Schedule 13G/A and a Form 4 filed with the SEC on March 19, 2010 and April 30, 2010, respectively, which together showed 7,641,103 shares beneficially owned by Arvarius AS and 7,641,103 shares beneficially owned by Mr. Skaugen, the controlling stockholder of Arvarius. Each reported shared voting and dispositive power over the shares respectively reported for that beneficial owner. The shares reported by Arvarius included 800,000 shares that could be acquired under exercisable warrants. Subsequent to the foregoing reports, warrants to purchase 200,000 shares were exercised in December 2013 for 180,276 shares, the warrants for the remaining 19,724 shares were cancelled and considered payment for the exercise. Warrants to purchase 400,000 shares were exercised in July 2014 for 311,111 shares. The warrants for 88,889 shares were cancelled and considered payment for the exercise. Warrants to purchase 200,000 shares were exercised in July 2015.

(5)

Based on a Schedule 13G filed with the SEC on February 24, 2016, which reported 3,016,474 shares beneficially owned by Sundt AS, CGS Holdings AS, Helene Sundt AS, Christian Gruner Sundt, Else Helene Sundt, Leiv Askvig, and Jacob Asif Iqbal having shared voting power and shared dispositive power of 3,016,474 shares.

(6)	Consists of options to purchase 1,765,468 shares of common stock that may be exercised within 60 days of April 25, 2016.

(7)

Consists of 1,145,800 shares held by Mr. Hanstveit; 150,000 shares held by Mr. Hanstveit’s daughters; and options to purchase 299,834 shares of common stock that are exercisable within 60 days of April 25, 2016. Mr. Hanstveit has shared voting and investment power over the shares that are owned by his daughters.

(8)	Consists of 300,000 shares held by Mr. Michelet and options to purchase 449,834 shares of common stock that are exercisable within 60 days of April 25, 2016.

(9)	Consists of 441,401 shares held by Mr. Trempont, 6,250 shares held by a household member, and options to purchase 215,084 shares of common stock that may be exercised within 60 days of April 25, 2016.

(10)	Consists of 97,361 shares held by Mr. Mao as trustee of The R. Mao Trust and options to purchase 224,834 shares of common stock that are exercisable within 60 days of April 25, 2016.

(11)	Consists of options to purchase 215,551 shares of common stock that may be exercised within 60 days of April 25, 2016.

(12)	Consist of 90,000 shares held by Mr. Buehler and options to purchase 69,841 shares of common stock that may be exercised within 60 days of April 25, 2016.

(13)	Consists of 6,715 shares held by Mr. Otero and options to purchase 123,522 shares of common stock that may be exercised within 60 days of April 25, 2016

(14)	Consists of options to purchase 125,037 shares of common stock that may be exercised within 60 days of April 25, 2016.

(15)	Consists of 2,700 shares held by Mr. Stroud and options to purchase 58,056 shares of common stock that may be exercised within 60 days of April 25, 2016.

(16)	Consists of 6,306 shares held by Mr. Gannon and options to purchase 50,000 shares of common stock that may be exercised within 60 days of April 25, 2016.

(17)	Consists of options to purchase 53,392 shares of common stock that may be exercised within 60 days of April 25, 2016.

(18)	Consists of 10,786,867shares held by the 13 executive officers and directors as a group and options to purchase 3,720,294 shares of common stock that may be exercised within 60 days of April 25, 2016.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, compensation decisions made under those programs, and the factors considered in making those decisions for our “named executive officers,” who, for 2015, were:

Joel Gay	President and Chief Executive Officer
Thomas S. Rooney, Jr.	Former President and Chief Executive Officer
Chris Gannon	Chief Financial Officer
Juan Otero	Former General Counsel, Chief Compliance Officer and Corporate Secretary
Nocair Bensalah	Vice President of Manufacturing
Andrew B. Stroud, Jr.	Vice President of Human Resources

Mr. Gay was appointed as President and Chief Executive Officer and as a member of the Board of Directors on April 24, 2015; prior to this appointment, Mr. Gay was our Chief Financial Officer and had previously served in other executive management positions with us. Mr. Rooney resigned from his position as President and Chief Executive Officer upon Mr. Gay’s appointment and transitioned to a consulting role with the Company, which is expected to continue until October 24, 2016. On June 8, 2015, Mr. Gannon was hired and appointed as the Chief Financial Officer of the Company. Mr. Otero resigned as General Counsel, Chief Compliance Officer and Corporate Secretary of Energy Recovery as of March 15, 2016.

The Compensation Committee of the Board of Directors has principal responsibility for establishing, implementing, and monitoring adherence to our compensation philosophy and objectives. The Compensation Committee’s duties include evaluating the performance and advising the Board on the compensation of our Chief Executive Officer, recommending director compensation, and setting the compensation of our other executive officers, as well as performing oversight of our compensation arrangements, plans, policies, and programs for employees in general.

Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract, retain, and motivate the talent we need to meet and/or exceed the strategic, operational, and financial goals of the Company. Additionally, we want to reward superior performance and align the long term interests of our executives with our stockholders. The guiding principles of our compensation program involve:

●	incentivizing our key executives to exceed strategic, operational, and financial goals;

●	attracting and retaining mission critical executive talent;

●	aligning outcomes and rewards with stockholder expectations; and

●	rewarding superior performance.

The Compensation Committee annually reviews the executive compensation program to ensure an appropriate alignment between our compensation policies and programs and our business needs and the interests of our stockholders. Our executive compensation programs are reviewed to ensure they achieve a balance between rewarding performance and retaining key people while accommodating a continuing effort to manage the Company’s share utilization rate to minimize the dilutive effects of equity awards to the Company’s stockholders.

A significant part of our executive compensation philosophy policy is designed to link executive compensation to our performance through at-risk compensation opportunities, providing significant reward to executives based on our success. As such, the Compensation Committee believes that our executive officers’ total compensation should be reflective of our Company’s performance. Accordingly, the majority of our executive officers’ compensation is composed of performance-based bonus opportunities and equity awards, which derive their value based on both stock-based performance and Company performance. As a result, much of our executive officers’ target total direct compensation opportunity is “at risk.” There can be no assurance that the grant date fair values reported for these equity awards will be reflective of their actual economic value or that comparable amounts will ever be realized by the executive officers.

Executives at Energy Recovery understand the importance of meeting objectives. In 2015, the Company established four major objectives for the Annual Incentive Plan (“AIP”), our cash-based incentive program for eligible employees. These objectives were: i) successfully “fracking” one oil well with the Company’s VorTeqTM fracking technology; ii) generating $10.0 million in purchase orders through oil and gas and/or chemical processing; iii) creating a product development road map for the Company’s “PX as a Pump” pressure exchanger technology applications; and iv) developing and launching “PX Prime,” an advancement in the Company’s PX Pressure Exchanger line. Each executive receives an annual performance review which evaluates his or her performance on both a qualitative and quantitative basis. Upon evaluation of the objectives outlined above and in light of other financial metrics and accomplishments, particularly the licensing agreement entered into with Schlumberger Technology Corporation, a subsidiary of Schlumberger Limited, the Compensation Committee funded the AIP at 100% for fiscal 2015. For a more detailed discussion of the AIP, please refer to “Annual Cash Incentive Compensation,” discussed below.

Additionally, under the 2008 Equity Incentive Plan, 100% of our fiscal year 2015 equity awards were in the form of stock options. The approach under our 2008 Equity Incentive Plan awards is intended to align management’s long-term goals with those of stockholders. The stock options provide no value to our executives if our share price does not increase above the exercise price following the date of grant. Restricted stock units, which the Compensation Committee began awarding under the 2008 Equity Incentive Plan for 2016, also serve as a meaningful retention tool even in periods of volatile stock prices and are a component of our compensation program that the committee believes is necessary in order to retain our executive officers and be competitive with compensation packages offered by comparable companies. In addition, the awards vest under the 2008 Equity Incentive Plan over four years, reinforcing the long term focus and the performance dynamic of our executive compensation program. For a more detailed discussion of the 2008 Equity Incentive Plan, please refer to “Equity-Based Incentive Compensation”.

Executive Compensation Process

The Compensation Committee is responsible for establishing and implementing executive compensation policies and programs in a manner consistent with our compensation objectives and principles.

Compensation Committee and Board of Directors. Historically, the Compensation Committee has determined annual compensation and granted annual equity awards at one or more meetings held during the first quarter of the year. However, at various meetings throughout the year, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy, and new market trends, plans, or approaches to compensation in the Company’s industries.

Role of Executive Officers. The Compensation Committee meets regularly in executive meetings. Our Chief Executive Officer, Chief Financial Officer, and Human Resources department representatives, along with legal counsel as appropriate, work together to design and develop compensation programs for our Compensation Committee’s consideration, recommend changes to existing compensation programs, recommend performance targets to be achieved under those programs, and ultimately to implement the decisions of the Compensation Committee. These individuals also provide information to our independent compensation consultant so that it can perform its duties for the Compensation Committee.

At the beginning of each year, our Chief Executive Officer provides recommendations to the Compensation Committee on the compensation levels of the other named executive officers, as well as his review of each other named executive officer’s performance and contributions during the previous year. When appropriate, members of our of management team, including our Chief Executive Officer, Chief Financial Officer, and Vice President of Human Resources, attend portions of the Compensation Committee meetings to provide information and answer questions. No named executive officer was present or voted in the final determinations regarding the structure or amount of any component of his compensation package.

Our Compensation Committee is responsible for making final decisions on compensation for our executive officers. For all executive officers, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, one or more of the following: (i) analysis of historical Company executive compensation levels and current company-wide compensation levels, (ii) trends in compensation paid to similarly situated executives at our peer companies, (iii) an executive officer’s past performance and expected contribution to future results, (iv) past individual performance, (v) criticality of the executive position, (vi) our Chief Executive Officer’s recommendations based on his direct knowledge of each executive officer’s performance and contributions during the previous year as well as expected contributions in the coming year, and (vii) compensation market data developed by a compensation consultant.

The Compensation Committee has not established any formal policies or guidelines for allocating compensation between current and long-term incentive compensation, or between cash and non-cash compensation other than aiming for base salary of executives at the 50th percentile of the relevant peer group and total compensation at the 75th percentile of the relevant peer group. The peer group utilized by the Compensation Committee is discussed below under “Competitive Positioning.” In general, the Compensation Committee emphasizes equity compensation over cash compensation to promote long-term thinking, strategy, and growth. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, the Compensation Committee relies on its judgment about each individual rather than adopting a formulaic approach to compensatory decisions.

Independent Compensation Consultant for Compensation Committee

The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts, and others to assist it. Accordingly, the Compensation Committee retained Compensia, a national compensation consulting firm, to advise on matters related to the compensation of its executive officers, including the Chief Executive Officer. Compensia advised the Compensation Committee on best practices to attract, retain, and incentivize our executives, assisted in the design of our compensation plan, and derived the peer group against which the Company’s overall compensation structure and levels are compared. Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee has determined that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee has not raised any conflict of interest.

Consideration of “Say on Pay” Results

We conducted our advisory vote on executive compensation at our annual meeting of stockholders held in 2015. Although this vote was not binding on the Board of Directors or us, we believe that it is important for our stockholders to have an opportunity to express their views regarding our executive compensation as disclosed in our Proxy Statement. The Board and our Compensation Committee value stockholders’ opinions, and, to the extent there is any significant vote against the compensation of our named executive officers, the Compensation Committee will evaluate whether any additional actions including potential changes to pay levels or structures are warranted.

At our 2015 Annual Meeting, 95.3% of the votes cast voted in favor of our “say on pay” proposal which reflected a significant improvement over the 2014 vote. We believe these results demonstrate that our stockholders are aligned with our approach to executive compensation. We will continue to evolve our compensation process and look for ways to enhance our ability to attract, retain, and motivate the talent we need to achieve or exceed our corporate objectives for 2016 and beyond.

We intend to continue to monitor stockholder feedback and expand our efforts to obtain feedback from our stockholders. Our goal in soliciting feedback is to (1) better understand our stockholders’ views on executive compensation, (2) be responsive to our stockholders’ views expressed in a say-on-pay vote, and (3) understand whether potential changes to our compensation programs and governance policies would address concerns expressed by our stockholders. We intend to hold a “say on pay” advisory vote at each annual meeting until we review the results of the next advisory vote on the frequency of future say-on-pay votes, which will occur in 2017.

Competitive Positioning

In 2015, the Compensation Committee began the process of formally reviewing competitive market compensation data and directed its compensation consultant, Compensia, to develop a peer group of companies against which Energy Recovery’s overall compensation may be compared. While we have historically believed that we have a unique footprint that makes such comparisons extremely difficult, based on the advice of our advisors, we are attempting to find meaningful comparisons. Our peer group consists of companies in industrial machinery, clean technology, and broader technology industries that are comparable to us in terms of revenue, market capitalization, headcount, and location, where possible.

As part of this process, the following peer group companies were identified and used by Compensia in its compensation assessment:

Amyris	Immersion
CECO Environmental	Maxwell Technologies
CEVA	PDF Solutions
Consolidated Water Company	Plug Power
DSP Group	PMFG
Enphase Energy	QuickLogic
ExOne	Solazyme
FuelCell Energy	The York Water Co.
Graham	Vicor
GSI Technology

Base Salaries of Named Executive Officers

Base salaries are designed to provide our executives with a stable source of income commensurate with their responsibility, experience, and performance.

In 2015, in connection with his promotion to President and Chief Executive Officer, the annual base salary of Mr. Gay was set at $400,000, and, in connection with his hiring as our Chief Financial Officer, the annual base salary of Mr. Gannon was set at $320,000. Additional details of Mr. Gay’s and Mr. Gannon’s compensation packages are discussed under the caption entitled “Employment Arrangements with Named Executive Officers.”

Effective March 15, 2016, Mr. Otero, our General Counsel, Chief Compliance Officer and Corporate Secretary, resigned. In February 2015, his salary had been increased to $255,000 from $246,000. We agreed to pay Mr. Otero certain post-termination benefits. Additional details of these benefits are discussed under the caption entitled “Employment Arrangements with Named Executive Officers.”

In April of 2015, the Company promoted Mr. Nocair Bensalah to Vice President of Operations and increased his salary to $240,000 from $226,000. Mr. Bensalah was formerly the VP of Manufacturing. Mr. Bensalah’s promotion was in recognition of an expansion in the scope of his responsibilities including overseeing the field operations for the VorTeq system.

In February 2015, the annual base salary of our Vice President of Human Resources, Andrew B. Stroud, Jr. was increased to $221,000 from $215,000. Mr. Stroud’s increase was based on his performance and the external market data for his position.

In 2015, the annual base salary of our former Chief Executive Officer, Mr. Thomas S. Rooney, Jr., was $440,000. Mr. Rooney resigned his position in April 2015. Details of Mr. Rooney’s compensation package are discussed under the caption entitled “Employment Arrangements with Named Executive Officers.”

Annual Cash Incentive Compensation

The Annual Incentive Plan, or AIP, is our annual cash incentive plan and is designed to encourage the performance and retention of eligible employees in recognition of individual achievement that contributes to the strategic and financial success of the Company.

The AIP is intended to incentivize short-term performance consistent with Company strategy and achieving key financial metrics. Payments under the AIP to a participant are based on a formula that takes into account both the level of achievement of Company performance goals for the year and the level of achievement of individual performance objectives. The AIP includes the following performance characteristics:

●	Full funding of a targeted annual bonus pool (the “Bonus Pool”) requires the Company to achieve its approved budget and profitability levels under the plan, referred to as the “Performance Target”;

●

For performance below Performance Target, the Company will fund the Bonus Pool in a fixed amount established by the Compensation Committee for allocation among certain limited participants who exhibit extraordinary performance;

●	For performance between the minimum performance threshold and the Performance Target, the Company will apply a linear function, detailed in the AIP, to determine funding of the Bonus Pool; and

●	The amount to be paid to participants in the AIP if individual performance objectives established under the AIP are met is based on a percentage of base salary.

For 2015, the Board of Directors had enumerated objectives for the Chief Executive Officer, and the Chief Executive Officer had specified objectives for the other named executive officers in the context of the Company’s business plan and his own objectives for such officers. These objectives, as noted above, included pre-established minimum oil and gas orders, successfully fracking one well with the VorTeq hydraulic pump system, creating a product development roadmap for “PX as a Pump” applications, and developing PX Prime.

Upon a review of plan objectives and other financial metrics, including the Company’s overall financial performance for 2015, the Compensation Committee recommended that the Board fund the plan at the full 100% allocation ratio level. Further, in light of the transformative nature of the licensing agreement with Schlumberger Technology Corporation, the Compensation Committee determined that a special incentive payment should be paid to those employees responsible for finalizing and executing the agreement. The Compensation Committee determined that the following cash payments would be made under the AIP:

Named Executive Officer	Individual Achievement	Target	Incentive Payment	Special Incentive Payment(1)
Joel Gay	87.5%	$400,000	$350,000	$150,000
Chris Gannon	100%	$192,000	$192,000	$45,000
Juan Otero	100%	$100,500	$100,500	$45,000
Nocair Bensalah	100%	$96,000	$96,000	$45,000
Andrew Stroud, Jr.	87.5%	$88,400	$77,350	$—

(1) Amounts comprise the special bonus payments received by our named executive officers as authorized by the Compensation Committee following execution of the licensing agreement with Schlumberger Technology Corporation, a subsidiary of Schlumberger Limited. Among other matters, the licensing agreement provides for $125 million in payments paid in stages: a $75 million upfront, exclusive license payment, amortized over the 15-year license term; two separate $25 million payments upon achieving two milestones, to be recognized when achieved; and recurring royalty payments after the product is commercialized throughout the term of the agreement.

Equity-Based Incentive Compensation

We may grant equity-based awards, including stock options and restricted stock units, to eligible named executive officers and other employees pursuant to our 2008 Equity Incentive Plan, which would be replaced by the new 2016 Equity Incentive Plan if that plan is approved by shareholders at the Annual Meeting. As with other elements, the value received through various stock-based awards is included in our annual compensation review process. Each year, we collect and review competitive data from the peer group that includes data with respect to the use of, and value received through, equity incentives. Individual awards are made based on a subjective assessment of individual performance, contributions, and future potential.

In 2015, the Company granted stock options to executives and other key employees to provide long-term incentives to align management with long-term stockholder interest intended to increase stockholder value. Further, stock options are used to remain competitive in regard to retention and recruitment of key talent. The Compensation Committee believes that with management having a stake in the long-term success of the Company, the likelihood of enhancing stockholder value increases.

2015 Equity-Based Incentive Awards

On March 10, 2015, as part of an annual stock option grant program for employees, the Compensation Committee authorized the grant of options to purchase the Company’s common stock to the following named executive officers: Mr. Gay, options to acquire 307,503 shares; Mr. Bensalah, options to acquire 133,456 shares; Mr. Otero, options to acquire 106,396 shares; and Mr. Stroud, options to acquire 105,781 shares. The vesting schedule for these grants provides that 25% of the options vest on the one-year anniversary of the vesting commencement date, and thereafter, 1/36th of the remaining options vest at the end of each month of active service. Our Compensation Committee determined these grants primarily based on an assessment of (i) our Chief Executive Officer’s recommendations tied to his review of each executive officer’s performance and contributions during the previous year as well as expected contributions in fiscal 2016, (ii) the Compensation Committee’s review of each executive officer’s historical equity compensation levels and retention hold at the Company, and (iii) the Compensation Committee’s review of applicable competitive market compensation data (including our peer practices) and our company-wide compensation levels, including the aggregate equity budget and available share pool for fiscal 2015.

Pursuant to the terms of the letter under which we offered, and Mr. Gannon accepted, employment with us, the Compensation Committee granted to Mr. Gannon options to acquire 200,000 shares of the Company’s common stock on June 8, 2015 and additional options to acquire 100,000 shares on December 8, 2015. For additional details regarding Mr. Gannon’s employment arrangement, please refer to “Employment Arrangements with Named Executive Officers.” The vesting schedule for both of these grants provide that 25% of the options vest on the one-year anniversary of the vesting commencement date, the first date of his employment, and thereafter, 1/36th of the remaining options vest at the end of each month of active service.

Benefits

In 2015, our named executive officers were eligible to participate in our standard benefits programs on the same basis provided to all of our other U.S. employees, including medical, dental, and vision insurance; short- and long-term disability insurance; and health and dependent care flexible spending accounts. All named executive officers and other executives are also offered special life, long-term disability, and accidental death and dismemberment insurance benefits.

We also maintain a tax-qualified 401(k) plan, which provides for broad-based employee participation in the United States. We do not provide defined benefit pension plans or defined contribution retirement plans to our named executive officers other than the 401(k) plan.

Change in Control Severance Plan

In August 2009, the Company’s Board of Directors adopted a Change in Control Severance Plan for key employees. In March 2012, the Board adopted a revised Change in Control Severance Plan (the “CIC Plan”) for highly paid employees. On December 31, 2012 and on each anniversary thereafter, the CIC Plan will be extended automatically for an additional year unless the Compensation Committee of the Board of Directors delivers written notice, at least six months prior to the end of each such term, to each participant that the CIC Plan will not be extended. Accordingly, the CIC Plan was extended through December 31, 2016. Each of the named executive officers currently serving participates in the CIC Plan described below.

The CIC Plan is summarized below under the caption “Potential Payments Upon Termination or Change of Control” following the compensation tables. Designed as a retention tool, the CIC Plan protects participating executives from economic harm in the event that their employment is actually or constructively terminated after a change in control of the Company. Under this “double trigger” approach, participating executives are eligible for severance and other benefits under the CIC Plan if they are terminated without “Cause” or leave for “Good Reason,” as those terms are defined below, within 18 months after a change in control of the Company.

Severance and Termination Compensation

We do not currently have individual employment agreements with our named executive officers, except for Messrs. Gay and Gannon, in the form of offer letters. The terms of Mr. Gay’s and Mr. Gannon’s employment with the Company include severance-related provisions set forth in their respective offer letters. Severance-related terms for Mr. Gay and Mr. Gannon are summarized in the section entitled “Employment Arrangements with Named Executive Officers”.

Tax Deductibility

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain executive officers. Performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met. Our Compensation Committee may consider the impact of Code Section 162(m) when designing our cash and equity bonus programs, but may elect to provide compensation that is not fully deductible as a result of Code Section 162(m) if it determines that the program is in our best interests.

Compensation Policies and Practices as They Relate to Risk Management

Our Compensation Committee has reviewed our compensation programs for our employees and believes that our compensation programs are structured in a manner that does not create risks that are reasonably likely to have a material adverse effect on the Company. The Compensation Committee considered, among other factors, the allocation of compensation among annual base salary and long term equity and our performance targets.

Report of the Compensation Committee

This report is not deemed to be soliciting material filed with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed with the SEC.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) set forth above with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in this proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE

Arve Hanstveit, Chairman of the Compensation Committee

Olav Fjell

Ole Peter Lorentzen

Hans Peter Michelet

Dominique Trempont

Summary Compensation Table

The table below summarizes the compensation information with respect to the named executive officers for the applicable fiscal years ending December 31, 2015; December 31, 2014; and December 31, 2013. All amounts are in dollars.

Name	Year	Salary (1)	Bonus (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total

Joel Gay(6)	2015	$395,896	$150,000	$406,433	$350,000	$554	$1,302,883
President and Chief	2014	$262,208	$—	$496,106	$250,000	$211	$1,008,525
Executive Officer	2013	$204,615	$—	$—	$90,160	$211	$294,986

Chris Gannon(7)	2015	$172,308	$45,000	$582,823	$192,000	$5,410	$997,541
Chief Financial Officer

Nocair Bensalah	2015	$240,000	$45,000	$176,392	$96,000	$9,698	$567,090
Vice President	2014	$224,000	$—	$116,121	$67,320	$9,346	$417,187
Operations	2013	$220,000	$—	$50,057	$66,000	$8,686	$344,743

Juan Otero(8)	2015	$246,692	$45,000	$140,625	$100,500	$8,372	$541,190
General Counsel, Chief	2014	$233,825	$—	$154,828	$24,601	$8,717	$421,971
Compliance Officer,	2013	$223,000	$—	$100,112	$55,750	$7,348	$386,210
and Secretary

Andrew Stroud, Jr.	2015	$221,000	$—	$139,813	$77,350	$46,188	$484,351
Vice President HR	2014	$115,769	$—	$136,544	$20,318	$3,814	$276,445

Former Officers Included Pursuant to SEC Rules

Thomas S. Rooney, Jr.(9)	2015	$222,439	$—	$—	$—	$477,681	$700,120
Former President and	2014	$428,400	$—	$—	$—	$12,134	$1,448,971
Chief Executive Officer	2013	$420,000	$—	$250,280	$315,000	$11,884	$997,164

(1)

The 2015 annual base salary for Mr. Gannon represents the number of months of service during the year beginning in June 2015 (7 months). The 2014 annual base salary for Mr. Stroud represents the number of months of service during the year beginning in June 2014 (7 months).

(2)

In light of the transformative nature of the licensing agreement with Schlumberger Technology Corporation, the Compensation Committee determined that a special incentive payment should be paid to those employees responsible for finalizing and executing the license agreement with Schlumberger Technology Corporation, a subsidiary of Schlumberger Limited.

(3)

The amounts in the “Option Awards” column set forth the grant date fair value of awards granted in the years indicated and do not state cash payments or value realized by the individual. The methodology and assumptions used to calculate the grant date fair value are discussed in Note 12 of the notes to our financial statements included in our Annual Report on Form 10-K. No options awards were granted to Mr. Gay in 2013.

(4)

Non-Equity Incentive Plan Compensation is also referred to as cash incentive bonuses. The amounts for 2015 were paid in 2016, the 2014 amounts were paid in 2015, and the 2013 amounts were paid in 2014.

(5)	“All Other Compensation” includes the following components (in dollars):

Name	Year	Life Insurance Premium	401(k) Match	Other (A)		Total

Joel Gay	2015	$554	$—		$—	$554
	2014	$211	$—		$—	$211
	2013	$211	$—		$—	$211

Chris Gannon	2015	$315	$5,095		$—	$5,410

Nocair Bensalah	2015	$698	$9,000		$—	$9,698
	2014	$634	$8,712		$—	$9,346
	2013	$634	$8,052		$—	$8,686

Juan Otero	2015	$233	$8,139		$—	$8,372
	2014	$211	$8,506		$—	$8,717
	2013	$211	$7,137		$—	$7,348

Andrew Stroud, Jr.	2015	$698	$7,240		$38,250	$46,188
	2014	$341	$3,473		$—	$3,814

Former Officers Included Pursuant to SEC Rules

Thomas S. Rooney, Jr.	2015	$698	$4,449		$472,534	$477,681
	2014	$634	$11,250	$		$11,884
	2013	$634	$11,250		$—	$11,884

(A)

Other Compensation in 2015 for Mr. Stroud includes payment of relocation expenses. Other compensation in 2015 for Mr. Rooney includes $385,560 in severance payments, $65,818 in consulting fees, and $21,156 in COBRA payments, all related to his termination.

(6)	Mr. Gay was appointed President and Chief Executive Officer on April 24, 2015. Prior to his appointment, he served as the Company’s Chief Financial Officer and in other executive positions.

(7)	Mr. Gannon was appointed Chief Financial Officer effective June 8, 2015.

(8)	Mr. Otero resigned his position as our General Counsel, Chief Compliance Officer and Secretary on March 15, 2016.

(9)	Mr. Rooney resigned from his position as our President and Chief Executive Officer on April 24, 2015.

Grants of Plan-Based Awards in 2015

The following table sets forth information concerning non-equity and equity incentive plan awards to the named executive officers during 2015. The non-equity incentive plan consists of the 2015 cash incentive plan described in the “Compensation Discussion and Analysis” section above. The actual amounts realized in accordance with the non-equity incentive plan are reported in the “Summary Compensation Table” under the column entitled “Non-Equity Incentive Compensation.” The Company did not grant any restricted stock awards or units to named executives officers in 2015. The table also depicts information with respect to stock option awards granted by the Company during 2015.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)				All Other Option Awards: Number of	Exercise or Base	Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Securities Underlying Options (#)	Price of Option Awards ($/sh)	Stock and Options Awards ($)(2)

Joel Gay	—	—	$400,000	$400,000	—	—	—
	3/10/2015	—	—	—	307,503	$2.75	$406,433

Chris Gannon	—	—	$192,000	$192,000	—	—	—
	6/8/2015	—	—	—	200,000	$2.61	$251,275
	12/8/2015	—	—	—	100,000	$6.88	$331,548

Nocair Bensalah	—	—	$96,000	$96,000	—	—	—
	3/10/2015	—	—	—	133,456	$2.75	$176,392

Juan Otero	—	—	$100,500	$100,500
	3/10/2015	—	—	—	106,396	$2.75	$140,625

Andrew Stroud, Jr.	—	—	$88,400	$88,400
	3/10/2015	—	—	—	105,781	$2.75	$139,813

Former Officers Included Pursuant to SEC Rules

Thomas S. Rooney, Jr.	—	—	—	—	—	—	—

(1)

In 2015, under our non-equity incentive plan, Mr. Gay was eligible to earn a cash award in an amount not to exceed 100% of his annual base salary; Mr. Gannon’s cash award of $192,000 was guaranteed for 2015 in accordance with his Offer Letter; and each of Mr. Bensalah, Mr. Otero and Mr. Stroud was eligible to earn a cash award in an amount not to exceed 60% of his base compensation. For additional details on Mr. Gannon’s Offer Letter, please refer to “Employment Arrangements with Named Executive Officers.”

(2)

Amounts reflect the aggregate grant date fair value of option awards granted in 2015, calculated in accordance with SFAS No. 123(R) without regard to estimated forfeitures. See Note 12 of the notes to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of assumptions made in determining the grant date fair value of our option awards.

Employment Arrangements with Named Executive Officers

Joel Gay

In April 2015, the Company entered into an employment agreement with Mr. Gay in the form of an Offer of Promotion to President and Chief Executive Officer (“Promotion Letter”). As provided in the Promotion Letter, Mr. Gay is employed for an indefinite period of time, and his annual base salary was set at $400,000.

The Promotion Letter provided Mr. Gay the opportunity to participate in our AIP with eligibility to receive 0%-100% of his annual base salary determined based on achievement toward Company annual financial targets and/or other performance goals as determined by the Board of Directors.

In the event of an involuntary termination other than for Cause, as defined in the Change in Control (“CIC”) Plan, as amended, Mr. Gay will be entitled to the following benefits:

●

If termination occurs within the first eighteen months of his appointment, Mr. Gay is entitled to a lump-sum payment equal to eighteen months of annual base salary using his annual base salary in effect as of the date of the employment termination;

●

If the termination occurs after the first eighteen months of his appointment, Mr. Gay is entitled to a lump-sum payment equal to twelve months of annual base salary using his annual base salary in effect as of the date of the employment termination; and

●

the immediate vesting of 25% of all unvested equity compensation held by him as of the date of termination, including unvested equity compensation where the amount payable is based on the satisfaction of performance criteria to the extent such vesting acceleration would not cause any award intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, to fail to so qualify. The vesting acceleration is to occur in the following order: stock options and similar equity awards would vest before “full value” equity awards and, within each category of awards, equity awards would vest in the order that they were granted.

These severance benefits are conditioned on his signing a release in favor of the Company and were reduced by deductions required or permitted by applicable law.

In the event of termination due to a change of control, as defined in the CIC Plan. Mr. Gay will be entitled to the greater of termination benefits under his Promotion Letter, termination benefits under the CIC Plan, or termination benefits under another severance plan then in effect.

Chris Gannon

In May 2015, the Company entered into an employment agreement with Mr. Gannon in the form of an Offer of Employment as Chief Financial Officer (“Offer Letter”). As provided in the Offer Letter, Mr. Gannon is employed for an indefinite period of time, and his annual base salary was set at $320,000.

The Offer Letter provides Mr. Gannon the opportunity to participate in the Company’s AIP under which he is eligible to receive up to 60% of his annual base salary for achievement of certain performance goals, subject to the Company’s meeting its annual financial targets and other goals. For 2015, Mr. Gannon was guaranteed a payment under the Annual Incentive Plan of $192,000, payable in 2016.

Under the Offer Letter, Mr. Gannon was granted a sign-on option to purchase 200,000 shares of the Company’s common stock under the standard terms of the Company’s 2008 Equity Incentive Plan. After six months of employment, Mr. Gannon was also granted an option under the 2008 Equity Incentive Plan to purchase 100,000 shares of the Company’s common stock. The options vest over four years, with 25% of the options vesting on the first anniversary of the vesting commencement date, the date of grant. After the first anniversary, 1/36th of the options vest each month thereafter.

The Offer Letter also provides that subject to the approval and discretion of the Board of Directors, that each year Mr. Gannon may be granted options to purchase shares of the Company’s common stock with a fair market value targeted at $125,000, based on stock option valuation.

Additionally, the Offer Letter provided Mr. Gannon with a lump sum of $100,000 to move his family to California. If Mr. Gannon chooses to resign with the first twelve months of employment, he agrees to return a pro-rated share of this relocation payment.

In the event of an involuntary termination other than for cause, as defined in the CIC Plan, prior to the second anniversary of Mr. Gannon’s start date, he will be entitled to a lump-sum payment equal to twelve months of annual base salary, using his annual base salary in effect as of the date of the employment termination. If the termination occurs after the second anniversary of Mr. Gannon’s start date, he will be entitled to a lump-sum payment equal to six months of annual base salary, using his annual base salary in effect as of the date of the employment termination.

These severance benefits are conditioned on his signing a release in favor of the Company and will be reduced by deductions required or permitted by applicable law.

Juan Otero

On March 15, 2016, the Company accepted the resignation of Mr. Otero. In consideration of Mr. Otero’s general release and waiver of claims in favor of the Company and its affiliates, the Company agreed to provide him with certain benefits for a period of twelve months, including salary continuation and health benefits, and the vesting of stock-related awards during the twelve-month period, which will be exercisable consistent with the Company’s 2008 Equity Incentive Plan and related award agreements.

Thomas S. Rooney, Jr.

On January 12, 2015, Mr. Rooney announced his intent to resign to allow the Company to facilitate a transition during which the Company would identify and appoint a successor. In connection with the transition, the Company and Mr. Rooney entered into an amendment to his February 14, 2011 offer letter. Under the terms of the amendment, Mr. Rooney resigned as a member of the Board of Directors and its subsidiaries effective January 13, 2015 but continued to serve as Chief Executive Officer until the appointment of Mr. Gay as Chief Executive Officer. The amendment also provided that in addition to the severance payments provided for in his Offer Letter, in exchange for Mr. Rooney remaining as Chief Executive Officer until the appointment of his successor, the Company and Mr. Rooney would enter into a consulting agreement under which Mr. Rooney will receive $8,000 a month for 18 months and his unvested options will continue to vest for the period of consultancy.

Under the terms of his offer letter, in the event of an involuntary termination other than for cause, as defined in the Company’s CIC Plan, Mr. Rooney was entitled to the following severance benefits:

●

a lump-sum payment of any and all annual base salary due and owing to him through the date of termination, plus an amount equal to his earned but unused vacation through the date of termination, plus all earned but unpaid and un-deferred bonus attributable to the year that ends immediately before the year in which the termination occurs;

●	a lump-sum payment equal to 12 months of annual base salary using his annual base salary in effect as of the date of the employment termination; and

●

the immediate vesting of 25% of all unvested equity compensation held by him as of the date of termination, including unvested equity compensation where the amount payable is based on the satisfaction of performance criteria to the extent such vesting acceleration would not cause any award intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, to fail to so qualify. The vesting acceleration is to occur in the following order: stock options and similar equity awards would vest before “full value” equity awards and, within each category of awards, equity awards would vest in the order that they were granted.

These severance benefits were conditioned on his signing a release in favor of the Company and would be reduced by deductions required or permitted by applicable law.

The Summary Compensation Table includes the amounts paid to Mr. Rooney in connection with his separation from the Company.

Outstanding Equity Awards as of December 31, 2015

The following table presents certain information concerning equity awards held by our named executive officers as of December 31, 2015.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Joel Gay	18,375	(2)	23,625	(2)	$6.00	03/11/2024
	37,500	(3)	62,500	(3)	$4.91	07/02/2024
	37,500	(4)	62,500	(4)	$3.31	09/30/2024
	—		307,503	(5)	$2.75	03/09/2025

Chris Gannon	—		200,000	(6)	$2.61	06/07/2025
	—		100,000	(7)	$6.88	12/07/2025

Nocair Bensalah	38,868	(8)	827	(8)	$2.59	01/03/2022
	42,404	(9)	1,844	(9)	$2.46	02/15/2022
	16,933	(10)	7,698	(10)	$3.92	03/13/2023
	18,375	(2)	23,625	(2)	$6.00	03/11/2024
	—		133,456	(5)	$2.75	03/09/2025

Juan Otero	16,250	(11)	3,750	(11)	$3.08	11/04/2022
	33,866	(10)	15,395	(10)	$3.92	03/13/2023
	24,500	(2)	31,500	(2)	$6.00	03/11/2024
	—		106,396	(5)	$2.75	03/09/2025

Andrew Stroud, Jr.	18,750	(12)	31,250	(12)	$5.91	06/19/2024
	—		105,781	(5)	$2.75	03/09/2025

Former Officers Included Pursuant to SEC Rules

Thomas S. Rooney, Jr.	800,000	(13)	—		$3.41	02/17/2021
	250,000	(14)	—		$2.59	01/03/2022
	353,982	(15)	—		$2.46	02/15/2022
	123,153	(16)	—		$3.92	03/13/2023
	183,333	(17)	256,667	(17)	$4.96	04/23/2024

(1)	Includes unvested options for shares, subject to time vesting, granted under the 2008 Equity Incentive Plan.

(2)

These options were granted under the 2008 Equity Incentive Plan on March 12, 2014, with 25% vesting on March 11, 2015, and 1/36th of the remaining options vesting each month thereafter. They become fully vested on March 11, 2018

(3)

These options were granted under the 2008 Equity Incentive Plan on July 3, 2014, with 25% vesting on June 27, 2015, and 1/36th of the remaining options vesting each month thereafter. They become fully vested on July 26, 2018.

(4)

These options were granted under the 2008 Equity Incentive Plan on October 1, 2014, with 25% vesting on June 27, 2015, and 1/36th of the remaining options vesting each month thereafter. They become fully vested on July 26, 2018.

(5)

These options were granted under the 2008 Equity Incentive Plan on March 10, 2015, with 25% vesting on March 9, 2016, and 1/36th of the remaining options vesting each month thereafter. They become fully vested on March 9, 2019.

(6)

These options were granted under the 2008 Equity Incentive Plan on June 8, 2015, with 25% will vesting June 7, 2016, and 1/36th of the remaining options vesting month thereafter. They became fully vested on June 7, 2019.

(7)

These options were granted under the 2008 Equity Incentive Plan on December 8, 2015, with 25% vesting December 7, 2016, and 1/36th of the remaining options vesting each month thereafter. They became fully vested on December 7, 2019.

(8)

These options were granted under the 2008 Equity Incentive Plan on January 4, 2012, with 25% vesting on January 3, 2013, and 1/36th of the remaining options vesting each month thereafter. They became fully vesting on January 3, 2016.

(9)

These options were granted under the 2008 Equity Incentive Plan on February 16, 2012, with 25% vesting on February 15, 2013, and 1/36th of the remaining options vest each month thereafter. They became fully vested on February 15, 2016.

(10)

These options were granted under the 2008 Equity Incentive Plan on March 14, 2013, with 25% vesting on March 13, 2014, and 1/36th of the remaining options vesting each month thereafter. They become fully vested on March 13, 2017.

(11)

These options were granted under the 2008 Equity Incentive Plan on November 5, 2012, with 25% vesting on November 4, 2013, and 1/36th of the remaining options vesting each month thereafter. They become fully vested on November 4, 2016.

(12)

These options were granted under the 2008 Equity Incentive Plan on June 20, 2014, with 25% vesting on June 19, 2015, and 1/36th of the remaining options vest each month thereafter. They become fully vested on June 19, 2018.

(13)

These options were granted under the 2008 Equity Incentive Plan on February 18, 2011, with 25% vested on February 15, 2012, and 1/36th of the remaining options vesting each month thereafter. They became fully vested on February 15, 2015.

(14)

These options were granted under the 2008 Equity Incentive Plan on January 4, 2012, with 25% vesting on February 15, 2012, and 1/36th of the remaining options vesting each month thereafter. They became fully vested on February 15, 2015.

(15)

These options were granted under the 2008 Equity Incentive Plan on February 16, 2012, with 25% vesting on February 15, 2013, and 1/36th of the remaining options vesting each month thereafter. They became fully vested on April 24, 2015.

(16)

These options were granted under the 2008 Equity Incentive Plan on March 14, 2013, with 25% vesting on March 13, 2014, and 1/36th of the remaining options vesting each month thereafter. An additional 25% became vested on April 24, 2015. The options became fully vested on December 14, 2015.

(17)

These options were granted under the 2008 Equity Incentive Plan on April 24, 2014, with 25% vesting on April 23, 2015, and 1/36th of the remaining options vesting each month thereafter. Any options not vested on October 24, 2016 will be forfeited.

Option Exercises and Stock Vested in 2015

For 2015, there were no restricted stock awards vested or outstanding for named executive officers and none of our named executive exercised any options during the period.

Potential Payments Upon Termination or Change of Control

We have adopted a revised Change in Control Severance Plan (the “CIC Plan”) in March 2012 for highly compensated employees. Each of the named executive officers currently serving participates in the CIC Plan described below.

Except for benefits provided under the CIC Plan, Mr. Gay’s and Mr. Gannon’s employment terms under their respective Offer of Promotion and Offer Letter, summarized under “Employment Arrangements with Named Executive Officers”, do not otherwise provide for payments in connection with any employment termination, change in control of the Company, or change in their responsibilities. As described under “Employment Arrangements with Named Executive Officers,” the Company agreed to provide Mr. Otero with certain benefits for the twelve-month period following his resignation, which occurred on March 15, 2016.

The CIC Plan became effective on March 5, 2012. On December 31, and on each anniversary thereafter, the CIC Plan is extended automatically for an additional year unless the Compensation Committee of the Company’s Board of Directors delivers written notice, at least six months prior to the end of each such term, to each participant that the CIC Plan will not be extended. As a result, on December 31, 2015, the CIC Plan was automatically extended through December 31, 2016.

The Compensation Committee is authorized by the CIC Plan to designate any full-time employee of the Company as a participant. The participants include the Company’s executive officers and other designated key employees.

A participant is entitled to severance benefits under the CIC Plan if a change of control occurs and the acquiring company terminates the participant’s employment without cause, or the participant terminates his or her employment with good reason, in either case within 18 months after a change in control (including, but not limited to, an acquisition of a controlling interest in the Company by a third party). The CIC Plan sets forth definitions of cause, good reason, and change in control, which are described in full at the end of this summary.

The severance benefits, conditioned on the participant’s signing a release in favor of the Company and complying with certain other covenants under the CIC Plan, include the following (in addition to then earned and unpaid amounts owed less deductions required or permitted by law):

●	A lump-sum payment equal to (i) 12 months of regular base pay plus (ii) 100% of the participant’s target annual bonus for the fiscal year in which the change in control occurs;

●

Immediate vesting of all unvested equity compensation held by the participant as of the date of termination (and for this purpose, all performance criteria, if any, underlying unvested awards are deemed to be satisfied at 100% of target) (as described further below);

●

The Company’s regular payment of the monthly premium under COBRA, if the participant timely elects to continue medical, dental, and vision benefits under COBRA, for up to 12 months after employment termination (but not continuing after the participant becomes eligible for these benefits with another employer); and

●	Payment by the Company of up to $10,000 for reasonable costs of outplacement services.

The CIC Plan also provides that if a change in control occurs and a participant’s equity compensation is not converted, assumed, or replaced by a successor entity with an equivalent award, then immediately prior to the change in control, the participant’s equity compensation shall become fully exercisable and vested and all forfeiture restrictions on such equity compensation shall immediately lapse. In the case of equity compensation, the amount of which is based on the satisfaction of performance criteria, all performance criteria will be deemed satisfied at target. The conversion, assumption, or replacement of an equity award for another equity award of stock that is not publicly traded shall not be considered an equivalent award for purposes of the CIC Plan.

In no event is the Company obligated to gross up any payment or benefit to a participant to avoid the effects of the “parachute rules” of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). Benefits to a participant, however, may be reduced if the reduction would result in the participant receiving a greater payment on an after-tax basis due to the application of those sections of the tax law. Additionally, payments may be conditioned or delayed as needed to be exempt from or comply with Section 409A of the Code relating to “nonqualified deferred compensation.”

The CIC Plan also obligates the Company to make all payments to a Participant required by applicable law upon employment termination such as earned but unpaid salary and bonus (without regard to a release or other covenants of the participant in the CIC Plan and subject to deductions required or permitted by applicable law).

Key Defined Terms of the Change In Control Plan

“Cause” means in the context of employment termination:

(i)	any act by participant in the course of employment or participant’s performance of any act which, if participant were prosecuted, would constitute a felony;

(ii)

participant’s failure to carry out his or her material duties, after not less than thirty (30) days prior written notice of such failure, and which failure is unrelated to an illness or disability of not greater than twelve (12) work weeks;

(iii)	participant’s dishonesty towards or fraud upon the Company which is injurious to the Company;

(iv)	participant’s violation of confidentiality obligations to the Company or misappropriation of Company assets; or

(iv)

participant’s death or disability, as defined in the Company long-term disability plan in which the participant participates, or if the participant does not participate in such a plan, the principal long-term disability plan that covers the Company’s senior-level executives.

“Change in Control” means:

(i)

an acquisition of 50% or more of the outstanding common stock or voting securities of the Company by any person or entity, other than the Company, a Company employee benefit plan, or a corporation controlled by the Company’s stockholders;

(ii)

changes in the composition of the Board over a rolling twelve-month period, which changes result in less than a majority of the directors consisting of Incumbent Directors. “Incumbent Directors” include directors who are or were either (x) members of the Board as of the effective date, as defined in the CIC Plan or (y) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. Incumbent Directors do not include any individual not otherwise an Incumbent Director whose election or nomination resulted from an actual or threatened proxy contest (relating to the election of directors to the Board); or

(iii)

consummation of a complete liquidation or dissolution of the Company, or a merger, consolidation, or sale of all or substantially all of the Company’s then existing assets (collectively, a “Business Combination”) other than a Business Combination: (x) in which the stockholders of the Company immediately prior to the Business Combination receive 50% or more of the voting stock resulting from the Business Combination, (y) through which at least a majority of the members of the Board are Incumbent Directors, and (z) after which no individual, entity, or group (excluding any corporation resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) owns 50% or more of the stock of the corporation resulting from the Business Combination who did not own such stock immediately before the Business Combination.

“Good Reason” means the occurrence of any one or more of the following without the participant’s express written consent:

(i)	the termination or material breach of this CIC Plan by the Company;

(ii)	the failure by the Company to have any successor, or any assignee of all or substantially all of the Company’s assets, assume this CIC Plan;

(iii)

any material diminishment in participant’s title, position, duties, responsibilities, or status other than those in effect immediately prior to the Change in Control (including, in the case of a participant who is the Chief Executive Officer who reports directly to the Board or a participant who is the Chief Financial Officer or General Counsel who reports directly to the Chief Executive Officer immediately prior to the change, if, after such Change in Control, the Chief Executive Officer no longer reports directly to the Board of a public company and the Chief Financial Officer and/or General Counsel no longer report directly to the Chief Executive Officer of a public company), it being understood that in the case of a participant other than the Chief Executive Officer, Chief Financial Officer, or General Counsel, a participant’s reporting to a business unit head instead of to the Chief Executive Officer will not constitute a material diminishment if the participant’s duties and responsibilities otherwise remain substantially the same;

(iv)

any material reduction in, limitation of, or failure to pay or provide any compensation provided to the participant under any agreement or understanding between the participant and the Company, pursuant to the Company’s policies and past practices, as of the date immediately prior to the Change in Control;

(v)	any material reduction in the participant’s annual base salary or target bonus opportunity from the amounts in effect immediately prior to the Change in Control; or

(vi)	any change in the participant’s place of employment that increases participant’s commuting distance by more than 30 miles over his or her commuting distance immediately prior to the Change in Control.

Good Reason will only be deemed to exist if the participant provides notice of the condition(s) constituting Good Reason within 30 days of the existence of the condition and gives the Company 30 days from its receipt of such notice to remedy the condition. If the condition is remedied, Good Reason will not be deemed to exist.

The benefits provided in the CIC Plan are summarized in the tables below, and the amounts shown assume hypothetically that each applicable termination or event was effective as of December 31, 2014. The actual amounts that will be paid can only be determined at the time of the termination or other applicable event.

The tables below do not include payments that are generally required by applicable law for all salaried employees (notwithstanding that these requirements are referred to in the applicable arrangement) such as payment of accrued but unpaid wages and unused vacation or rights to previously incurred business expense reimbursement. The amounts set forth below do not reflect taxes, tax withholding, or other deductions required by law and may be subject to reduction or delay in payment in accordance with the specific provisions of the applicable arrangement or law.

Benefits under the Change in Control Plan

The payments summarized below are triggered if a change of control, as defined in the CIC Plan, occurs, and the acquiring company terminates the participant’s employment without cause, or the participant terminates his/her employment with good reason, in either case within 18 months after a change in control (including, but not limited to, an acquisition of a controlling interest in the Company by a third party).

Name	Lump-Sum Payment (1)	Vesting of all Unvested Equity Compensation Awards, Including Time and Performance Vesting Awards (2)	COBRA Benefits for up to 12 Months (Medical, Dental, Vision, and Life Insurance Benefits) (3)	Maximum Outplacement Services Reimbursement
Joel Gay	$800,000	$1,723,692	$24,138	$10,000
Chris Gannon	$512,000	$911,000	$22,672	$10,000
Nocair Bensalah	$336,000	$638,263	$24,867	$10,000
Juan Otero	$369,750	$556,792	$25,464	$10,000
Andrew Stroud, Jr.	$309,400	$493,224	$25,095	$10,000

(1)	These amounts consist of twelve months’ base pay and 100% of the target annual bonus.

(2)

The CIC Plan further provides that all unvested equity compensation held by a participant will vest and become exercisable immediately prior to a Change in Control (whether or not the participant’s employment is terminated) if a Change of Control occurs and (i) the Company’s shares are no longer publicly traded or (ii) if a publicly-traded company acquires the Company, but does not replace unvested Company awards with defined equivalent equity compensation applicable to the acquiring company’s stock. For this purpose, all performance criteria, if any, underlying unvested awards are deemed to be satisfied at 100% of target. The amount in this column for vesting of equity compensation awards assumes hypothetically that each applicable trigger under the CIC Plan occurred on December 31, 2015.

(3)	COBRA amounts are estimated based on medical, dental, vision, and life insurance amounts paid by Company on behalf of the Named Executive and amounts paid by the Named Executive.

REPORT OF THE AUDIT COMMITTEE

This report is not deemed to be soliciting material filed with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed with the SEC.

The Audit Committee has reviewed and discussed with management the financial statements for the year ended December 31, 2015, audited by BDO USA, LLP, the Company’s independent registered public accounting firm.

The Audit Committee has discussed with BDO USA, LLP matters required to be discussed by PCAOB Auditing Standard 16 (Communications with Audit Committee), as amended. The Audit Committee has also received the written disclosures and the letter from BDO USA, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the communications of BDO USA, LLP with the Audit Committee concerning independence and has discussed with BDO USA, LLP its independence.

Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have appointed BDO USA, LLP as its independent registered public accounting firm for the year ending December 31, 2016, subject to ratification by stockholder vote.

MEMBERS OF THE AUDIT COMMITTEE

Dominique Trempont, Chairman of the Audit Committee

Olav Fjell

Arve Hanstveit

Robert Yu Lang Mao

DIRECTORS AND MANAGEMENT

Executive Officers and Directors

Our directors and executive officers, along with their ages and positions as of April 25, 2016, are set forth below:

Name	Age	Position
Hans Peter Michelet	56	Director and Chairman of the Board
Alexander J. Buehler	40	Director
Olav Fjell	64	Director
Arve Hanstveit	61	Director
Ole Peter Lorentzen	63	Director
Robert Y. L. Mao	72	Director
Dominique Trempont	61	Director
Joel Gay	38	President, Chief Executive Officer, and Director
Chris Gannon	44	Chief Financial Officer
Nocair Bensalah	47	Vice President of Operations
Andrew Stroud, Jr.	57	Vice President of Human Resources
Rodney Clemente	36	Vice President Global Desalination Sales
Eric Siebert	37	Vice President Corporate Strategy
Emily C. Smith	31	Vice President Marketing
Sharon Smith-Lenox	64	Corporate Controller and Chief Accounting Officer

Hans Peter Michelet joined the Board of Directors in August 1995 and was appointed Chairman of the Board in September 2004 and Executive Chairman in March 2008. From January 2005 to November 2007, Mr. Michelet served as our Interim Chief Financial Officer. Before joining our Board, Mr. Michelet was a senior manager with Delphi Asset Management, an asset management firm based in Norway, and served as Chief Executive Officer of Fiba Nordic Securities, a Scandinavian investment bank. He also held management positions with Finanshuset and Storebrand Insurance Corporation. Mr. Michelet has been a member of the Board of Directors of SynchroNet Logistics Inc., a maritime technology service provider since June 2000 and a Director of Profunda AS, a commercial salmon farm. Mr. Michelet serves on the Board of IRIS Forskningsinvest AS as well as being the Chairman of the Board of Active Club Solutions Inc. Mr. Michelet holds a B.A. in Finance from the University of Oregon. The Board selected Mr. Michelet as a Director and its Chairman because of his experience as an investor and entrepreneur, his senior management experience in multi-cultural financial institutions, his strong organizational and leadership skills, and his knowledge of company operations and markets.

Alexander J. Buehler joined our Board of Directors in February 2015. Mr. Buehler currently serves as the President and Chief Executive Officer of EMS USA, Inc. (“EMS”), before which he served as Chief Financial Officer of EMS from July 2014 to February 2015. He joined Energy Recovery in May 2011 and served as Chief Financial Officer from 2011 until he joined EMS in 2014. From 2004 to 2011, Mr. Buehler held executive-level positions at Insituform Technologies, Inc. (now Aegion Corporation; NASDAQ: AEGN) which provided water infrastructure technology and services for municipalities and industry, including oil and gas. While at Insituform, Mr. Buehler worked in the U.S and abroad, most recently as Vice President of Europe, leading all European operations from its regional headquarters in Paris, France. Mr. Buehler brings years of experience in general management and strategic planning as well as new product development, corporate development, operations management, manufacturing process optimization, sales management, and back-office administration. Mr. Buehler has substantial experience in the global water industry and was critical in a number of acquisitions into the oil & gas market. Mr. Buehler received a B.S. in Civil Engineering from the United States Military Academy at West Point and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.

Olav Fjell joined the Board of Directors of the Company in June 2015. Mr. Fjell is a seasoned business leader with experience in the oil and gas industry, finance industry, and high tech engineering industry. He is Chair of the Boards of Statkraft AS, Moelven AS, Nofima AS, Concedo ASA, Swix Sport AS, Bene Agere Norden AS, and Franzefoss AS. He is Deputy Chair of Lotos Exploration and Production Norge. Mr. Fjell was the Chief Executive Officer of Statoil from 1999 to 2003, Lindorff from 2005 to 2007 and of Hurtigruten from 2007 to 2012. He has also served as the Chief Executive of Postbanken and been part of the senior management teams at Kongsberg Våpenfabrikk and DNB. Mr. Fjell holds a M.Sc. in Business Administration and Economics (sivilokonom) from Norwegian School of Economics and Business Administration. The Board selected Mr. Fjell because of his extensive and broad executive experience, both as a Chief Executive Officer and through directorships in Norwegian businesses and his experience in the oil and gas industry.

Arve Hanstveit joined our Board of Directors in 1995. Between August 1997 and November 2010, Mr. Hanstveit served as Partner and Vice President of ABG Sundal Collier, a Scandinavian investment bank, where he was responsible for advising U.S. institutional investors on equity investments in Nordic companies. Prior to joining ABG Sundal Collier, Mr. Hanstveit worked as a securities analyst and as a portfolio manager for TIAA-Cref, a large U.S. institutional investor. From February 2007 to January 2010, Mr. Hanstveit served on the Board of Directors of Kezzler AS, a privately-held Norwegian company, which delivers secure track and trace solutions to the industry. He is also a member of the Norwegian American Chamber of Commerce and the New York Angels, an independent consortium of individual accredited angel investors that provide equity capital for early-stage companies in the New York City area. Mr. Hanstveit holds a B.A. in Business from the Norwegian School of Management and an M.B.A. from the University of Wisconsin, Madison. The Board selected Mr. Hanstveit as a Director because of his early investment in the Company, his years of experience as a portfolio manager and securities analyst, his detailed understanding of global financial markets, and his extensive knowledge of the Company, its products, and markets.

Ole Peter Lorentzen joined our Board of Directors of the Company in January 2007 and served until the Company went public in 2008. He joined the Board of Directors of the Company again in February 2015. Since December 1987, Mr. Lorentzen has been the Chairman and beneficial owner of Ludvig Lorentzen, an investment company that typically holds a concentrated portfolio of investments for seven to fifteen years. Mr. Lorentzen has extensive experience in working with management teams and Boards to seek methods of enhancing value for all shareholders. He served as Director of Agasti Holding ASA since May 2010 until May 2013. He also served as a Director of Opera Software ASA until June 21, 2007. Mr. Lorentzen holds a bachelor’s degree in business administration and master’s degree in Business and Economics from Lund University in Sweden.

Robert Y. L. Mao joined the Board of Directors of the Company in September 2010. Mr. Mao was on the Board of Directors of 3Com Corporation from 2007 to 2010. He is currently a Board member of Taiwan-based Yulon-Nissan Motor Company, which is listed on the Taiwan Stock Exchange. He serves as a member of the Board of Directors of Ubee Interactive Corporation, a private company and a supplier of broadband access equipment and devices to multimedia and telecom service providers worldwide. Mr. Mao served as a Board Director of Cypress Semiconductors, a NASDAQ listed company from May 2014 to March 2015 when Cypress merged with another company. Mr. Mao also had served as a Board Member of US-China Business Council, and he was a Board member and Vice Chairman of the Pacific Telecommunication Council. In August of 2013, Mr. Mao was named Chairman, China Region, of Hewlett-Packard Company. Mr. Mao was Chief Executive from 2008 to 2010 of 3Com Corporation, a developer of computer networking and security solutions, where he helped expand the company’s business in Europe, the Middle East, the Americas, Asia Pacific, and China. He was a part of the transaction in which 3Com was acquired by Hewlett-Packard Company in April of 2010. Prior to 3Com Corporation, he worked for Nortel Networks, a broad-based communications technology company, as Chief Executive of the company’s Greater China operations from 1997 to 2006. Before joining Nortel, he was Regional President of the Greater China region for Alcatel-Lucent from 1995 to 1997. He also held executive positions at Alcatel and ITT in Asia and the United States. Mr. Mao holds a B.S. in Material Science and a M.S. in Metallurgical Engineering from Cornell University and an M.B.A. in Management from the Massachusetts Institute of Technology. The Board selected Mr. Mao to serve as a director because of his prior executive experience helping equipment manufacturers expand into new product and geographic markets, his knowledge of the China market, and his strong strategic and analytic skills.

Dominique Trempont has served as a director of the Company since July 2008. He also serves on the Board of Directors of the following companies, with a strategic focus on disruptive technologies, emerging markets, and Asia: RealNetworks (NASDAQ: RNWK), a leader in on-line entertainment (video, music, SMS, ring tones, games, multi-player gaming); The Daily Mail and General Trust (London Stock Exchange DMGT.L), a global B2B and B2C media company focused on high-quality content and publishing applications; on24, a late-stage private software-as-a-service company and leader in webcasting marketing applications; and Trion Worlds, leading developer and publisher of high end games. From 2005 until November 2011, he served as a Director of Finisar (NASDAQ: FNSR), a leader in high-speed fiber optic communication systems. From October 2006 to April 2010, Mr. Trempont served as a Director and was Chairman of the Audit Committee of 3Com Corporation, a network management company that was acquired by Hewlett Packard in April 2010. Mr. Trempont spent the first 14 years of his career with Raychem Corporation, a global leader in material science. From 1993 through 1997, he served as Chief Financial Officer and head of operations of NeXT Software. After NeXT was acquired by Apple Computer Corporation, he served as Chief Executive Officer of Gemplus Corp (now a part of Gemalto), a developer of smart-card solutions. From 1999-2002, he became the Chairman, President and Chief Executive Officer of Kanisa, Inc., a start-up company focused on natural language search, artificial intelligence and knowledge management software until its merger with Serviceware, now Knova, Inc. Mr. Trempont was Chief Executive Officer-in-Residence at Battery Ventures, a venture capital firm, from September 2003 to September 2005. Mr. Trempont received a B.S. in Economics from College Saint Louis (Belgium), a B.S. in Business Administration and Software Engineering with high honors from IAG (LSM) at the University of Louvain (Belgium), and an M.B.A. from INSEAD (France/Singapore). The Board selected Mr. Trempont as a member after our initial public offering because of his prior board and audit committee experience with established public companies (including as Chairman of the Audit Committee of 3Com), his financial expertise, and his operational experience at global and multi-cultural technology companies.

Joel Gay was named the President and Chief Executive Officer of Energy Recovery in April 2015, and is a member of the Board of Directors. Mr. Gay joined the Company in January 2012 and has held several positions at the Company, including Vice President of Finance and Chief Financial Officer. Prior to joining Energy Recovery, Mr. Gay held various roles at the Insituform Technologies, Inc. (now Aegion Corporation; NASDAQ:AEGN) from April 2007 to December 2011, most notably as the Chief Financial Officer of the largest division (North America). Mr. Gay has also held several positions within the Service Master companies and began his career in entrepreneurial finance where he led a start-up to a successful liquidity event. Mr. Gay brings more than a decade of experience in leading multiple corporate disciplines in global small-cap and large-cap companies with innovative and quantitatively rigorous discipline. In addition to his role as Chief Executive Officer of Energy Recovery, Mr. Gay serves on the board of GDG Constructors as an Executive Director and Chair of the Audit Committee. Mr. Gay holds an MBA from The University of Chicago Booth School of Business and a Bachelor of Arts from St. Thomas University.

Chris Gannon joined Energy Recovery in 2015 as Chief Financial Officer. Mr. Gannon has substantial experience in leading organizations through rapid change. He has deep experience in providing a strong framework for corporate governance, driving strategy and growth, creating value for shareholders, and serving as a key advisor to the Chief Executive Officer and Board of Directors. Mr. Gannon leads all finance, accounting, investor relations, and information technology operations. Prior to joining Energy Recovery, Mr. Gannon was a Managing Director at Conway MacKenzie where he served as a restructuring advisor to the City of Detroit throughout its landmark $18 billion Chapter 9 bankruptcy. He was instrumental in the development of the City’s Plan of Adjustment, including playing a leading role in crafting the $1.7 billion restructuring and reinvestment plan. Post-bankruptcy, he was a key architect of the restructuring of the City’s finance operations, as well as in developing the City’s Human Capital program. Mr. Gannon also served in various executive management roles for companies going through rapid change. Previously, Mr. Gannon held leadership roles in private equity with Talon Group and served as a finance operating partner to private equity funds through Caledonia Group. He began his career in investment banking with a focus on mergers and acquisitions and capital market transactions. Mr. Gannon earned degrees from The University of Chicago Booth School of Business (MBA, Finance focus) and The University of Michigan College of Engineering (BSE, Industrial & Operations Engineering).

Nocair Bensalah joined the Company in January 2012 as Vice President of Manufacturing. Mr. Bensalah is responsible for the Company’s procurement, production and field operations, in the capacity of Vice President of Operations. From August 2005 through December 2011, Mr. Bensalah served in technical and operational leadership roles, including quality assurance, application engineering, new product development, project management, and manufacturing at Instituform Technologies, Inc. (now Aegion Corporation; NASDAQ: AEGN) a global leading supplier of water infrastructure technology and services for municipalities and industry, including oil and gas. Between October 1999 and July 2002, Mr. Bensalah served in various positions in quality assurance and manufacturing operations at ABB Inc. (NYSE: ABB), a global leader in power, robotics and automation technologies. Nocair holds a B.S. in Mechanical Engineering from Temple University, a M.S. in Engineering Management from Western Michigan University, and an Executive M.B.A. from Washington University in St. Louis. Nocair is also a Six Sigma Black Belt, a certification program focused on quality assurance and manufacturing business processes.

Andrew Stroud, Jr. joined the Company in March 2014 and serves as Vice President of Human Resources. Mr. Stroud is a certified senior human resource professional with over 30 years’ experience working with Fortune 500 companies like Mobil Oil, PepsiCo, Great Plains Energy and Insituform Technologies. Prior to joining the Company, Mr. Stroud was the Founder and President of i4Talent, LLC, a human resource consulting company specializing in training and talent management. Prior to i4Talent, Mr. Stroud was the Chief HR Executive for Solutia, a specialty petrochemical company. Additionally, Mr. Stroud was an adjunct Professor for Webster University’s Business School, teaching human resource development in their MBA program.

Rodney Clemente joined Energy Recovery in 1998 and currently holds the position of Vice President, Global Desalination Sales Operations. Responsible for all of Energy Recovery’s sales, technical service, support and aftermarket activities for the global desalination business unit, Mr. Clemente provides a high level of system design, technical consultation and commercial support for desalination customers worldwide. During Mr. Clemente’s tenure with the Company, he has gained intimate knowledge of energy recovery technologies, pumping systems, desalination systems and various industrial processes. His expertise also spans several verticals, including manufacturing, marketing and business development. He is an active member of many of the leading industry organizations such as IDA and AMTA. Mr. Clemente has a Bachelor’s of Science in Industrial Engineering from California State University, East Bay and is currently pursuing his Executive MBA at the University of Virginia’s Darden School of Business.

Eric Siebert joined Energy Recovery in 2015 as Vice President, Corporate Strategy. Mr. Siebert most recently served as General Manager of Coating Services for Aegion, a leading pipeline corrosion protection company that operates within global oil & gas markets. After Mr. Siebert helped establish Aegion’s Eastern Hemisphere headquarters in Dubai, he focused on developing and managing operations in key international markets, including Europe, Middle East, Asia, Africa & the Caspian Region. Mr. Siebert had full P&L responsibility for the coating services business, including strategic and financial planning, capital investment, market development and execution. Prior to his operational role, Mr. Siebert was an integral part of the Strategy & Development team that led Aegion’s diversification into pipeline corrosion protection within the oil & gas sector. Prior to joining Aegion, Mr. Siebert held management positions in the Financial Services industry with companies like Ernst & Young and Merrill Lynch. He began his career in investment banking and middle market financing in London with a focus on capital market transactions. Mr. Siebert holds a bachelor’s degree in Business Administration from Illinois Wesleyan University and an MBA from the University of Chicago’s Booth School of Business.

Emily C. Smith was named Vice President of Marketing in November 2015. Ms. Smith joined Energy Recovery in August 2011 and has held several positions spanning multiple disciplines, including Senior Director of Corporate Development, Director of Financial Planning & Analysis, and the Strategic Analyst to the Chief Executive Officer. Most recently, Ms. Smith has played a critical role in the formation of the Company’s three-year strategic plan and product development road map. Prior to joining the Company, Ms. Smith held various roles at Aegion Corporation (NASDAQ: AEGN), most notably as Controller, and was a top-performing Analyst at Merrill Lynch in their Industrials Investment Banking group. She is a graduate of the University of Pennsylvania’s Wharton School of Business, where she earned an MBA with a concentration in Finance. She earned a Bachelor of Science in Communication from Northwestern University.

Sharon Smith-Lenox is Corporate Controller and Chief Accounting Officer of Energy Recovery. Ms. Smith-Lenox joined the Company in February 2013 as Controller, and was promoted to Corporate Controller and Chief Accounting Officer in April 2015. From 2009 to 2013, she was Controller for Tigo Energy, a provider of smart module optimizer technology for the solar industry. Previously, she was Corporate Controller and Chief Accounting Officer for Maxim Integrated Products, Inc., a public semi-conductor developer and manufacturer of integrated circuits (ICs) for the industrial, communications, consumer, and computing markets. Ms. Smith-Lenox also held various positions of increasing responsibility at the Hewlett-Packard Company, including Americas Controller for Hewlett-Packard’s leasing business. Ms. Smith-Lenox holds an M.A. in International Relations from the University of California, Berkeley, a B.S. in Accounting from the California State University, East Bay, and a B.A. in International Relations from Long Island University. She is a Certified Public Accountant (CPA).

RELATED PERSON POLICIES AND TRANSACTIONS

Our Board’s Audit Committee charter provides that the Committee’s responsibilities include the review of all related-party transactions for potential conflicts of interest on an ongoing basis. The NASDAQ listing rules require that the Company conduct an appropriate review of all related-person transactions (as defined in SEC rules) for potential conflict-of-interest situations on an ongoing basis by the Audit Committee or another independent body of the Board of Directors.

The Board’s Nominating and Corporate Governance Committee charter also provides that the Committee will review potential conflicts of interest. The Company’s Code of Business Conduct also states a policy to the effect that each employee and non-employee director is expected to disclose potential conflicts of interest involving that individual or the individual’s family members to a supervisor, executive officer, or member of the Audit Committee as described in the code

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers, and employees of the Company as required by the listing rules of the NASDAQ Global Market LLC. Any amendments to, or waivers from, any provision of the Company’s Code of Business Conduct and Ethics will be posted on the Company’s website. A copy of the Code of Business Conduct and Ethics is posted on the Company’s website at www.energyrecovery.com.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

For stockholder proposals to be considered properly brought before an annual meeting, the stockholder must have given timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our bylaws regarding the requirements for stockholder proposals to be brought before an annual meeting. Under our bylaws, to be timely for the 2017 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company between January 11, 2017 and February 10, 2017. Also under our bylaws, a stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of our capital stock that are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of Energy Recovery stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder under applicable SEC regulations. Information with respect to the requirements for stockholder nominations for candidates to serve as a director of the Company is set forth above under “Board and Corporate Governance Matters – The Nominating and Corporate Governance Committee.”

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company’s 2017 Annual Meeting of Stockholders must be received by the Company no later than January 11, 2017 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock (collectively “Reporting Persons”) to file reports of ownership and changes in ownership of the Company’s common stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on our review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, we believe that each of our executive officers and directors has complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2015, except that one Form 4 for Mr. Gannon was filed after the deadline for the filing. Also, Arvarius AS has not filed a report with respect to its July 2015 exercise of warrants to acquire shares of our common stock.

Other Matters

The Board of Directors knows of no other business that will be presented at the 2016 Annual Meeting. If any other business is properly brought before the 2016 Annual Meeting, the Board intends that such business will be voted upon by the persons voting the proxies consistent with the judgment of such persons.

It is important that your shares are represented. Stockholders are urged to vote promptly.

Annual report on FORM 10-K

UPON WRITTEN REQUEST TO THE SECRETARY, ENERGY RECOVERY, INC., 1717 DOOLITTLE DRIVE, SAN LEANDRO, CALIFORNIA 94577, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES FILED WITH THE FORM 10-K.

By Order of the Board of Directors, /s/ Joel Gay Joel Gay President, Chief Executive Officer, and Director

April 26, 2016

San Leandro, California

Appendix A

ENERGY RECOVERY, INC.

2016 INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Energy Recovery, Inc. 2016 Incentive Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies to focus on critical long-range objectives, (b) encouraging the attraction and retention of such persons with exceptional qualifications, and (c) linking such persons directly to stockholder interests through increased stock ownership.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

(a)     The Plan shall be administered by the Board or the Compensation Committee. The Board will cause the Compensation Committee to be composed of two or more directors and to satisfy the applicable requirements of any stock exchange on which the Common Stock may then be listed. For purposes of Awards granted pursuant to Section 16 of the Plan, to the extent required by Code Section 162(m), Compensation Committee means all of the members of the Compensation Committee who are “outside directors” within the meaning of Code Section 162(m), or any successor provision thereto. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Compensation Committee means all of the members of the Compensation Committee who are “non-employee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act or any successor definition adopted by the Securities and Exchange Commission. Awards to Nonemployee Directors shall be made by the Board upon recommendation of the Compensation Committee.

(b)     Notwithstanding the foregoing, the Board may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Eligible Persons, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards granted to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant or amend Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any Participants who are subject to Section 16 of the Exchange Act or to grant Awards pursuant to Section 16 of the Plan. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, any delegate appointed under this Section 3.1(b) shall serve in such capacity at the pleasure of the Board or the Committee.

(c)     All references in the Plan to the “Committee” shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.

3.2	Administration and Interpretation by the Committee

(a)     Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) amend, modify, suspend, discontinue or terminate the Plan, waive any restrictions or conditions applicable to any Award or amend or modify the terms and conditions of any outstanding Award; (vii) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration and operation of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b)     In no event, however, shall the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 15.1 of the Plan; (ii) take any other action that is treated as a repricing under generally accepted accounting principles; or (iii) cancel an Option or SAR at a time when its exercise or grant price exceeds the Fair Market Value of the underlying stock, in exchange for cash, another option, stock appreciation right, restricted stock, restricted stock unit or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

(c)     The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s General Counsel or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.

(d)     Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Committee may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 15.1 of the Plan, the number of shares of Common Stock available for issuance under the Plan shall be:

(a)     3,830,000 shares; plus

(b)      (i) up to 670,000 authorized shares available for issuance and not issued or subject to outstanding awards under the Company’s Amended and Restated 2008 Equity Incentive Plan (the “Prior Plan”) as of the Effective Date, which shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plan effective on the Effective Date and shall instead be set aside and reserved for issuance pursuant to the Plan, and (ii) up to 7,635,410 shares subject to outstanding awards under the Prior Plan as of the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable shares), which shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plan effective on the date upon which they cease to be so subject to such awards and shall instead be set aside and reserved for issuance pursuant to the Plan.

No awards may be granted under the Prior Plan after the Effective Date.

Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a)     If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to the Company, the shares subject to such Awards and the forfeited shares shall again be available for issuance under the Plan. The following shares shall not again become available for issuance under the Plan: (i) shares of Common Stock tendered by a Participant or retained by the Company as full or partial payment to the Company upon exercise of an Option, (ii) shares of Common Stock reserved for issuance upon grant of SARs, to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs, and (iii) shares of Common Stock withheld by, or otherwise tendered to, the Company to satisfy a Participant’s tax withholding obligations in connection with an Award. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to or paid with respect to an Award.

(b)     The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c)     Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall be made only to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.

4.3	Maximum Awards

The maximum Common Stock amounts in this Section 4.3 are subject to adjustment under Section 15.1 of the Plan and are subject to the Plan maximum set forth in Section 4.1 of the Plan.

(a)     Limit on Awards to Directors. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted or paid, as applicable, to any individual for service as a Nonemployee Director during any fiscal year of the Company, including any Awards granted (based on grant date fair value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or fees paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed $500,000. The Board may make an exception to the limit in this Section 4.3(a) for any Nonemployee Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Nonemployee Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

(b)     Code Section 162(m)

(i)     No Covered Employee may be granted Options or Stock Appreciation Rights subject to Section 16 of the Plan in any calendar year period with respect to more than an aggregate of 750,000 shares of Common Stock for such Awards, except that the Company may make additional one-time grants of such Awards for up to an aggregate of 300,000 shares to newly hired or newly promoted individuals.

(ii)     No Covered Employee may be granted Awards other than Options, Stock Appreciation Rights, Performance Units or other Awards denominated in cash or other property subject to Section 16 of the Plan in any calendar year period with respect to more than an aggregate of 750,000 shares of Common Stock for such Awards, except that the Company may make additional one-time grants of such Awards for up to 300,000 shares to newly hired or newly promoted individuals.

(iii)     The maximum dollar value payable with respect to Performance Units or other Awards denominated in cash or other property subject to Section 16 of the Plan granted to any Covered Employee in any one calendar year is $7,500,000.

(c)     Incentive Stock Options. The maximum number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options shall be 3,830,000 shares.

SECTION 5. ELIGIBILITY

5.1	General

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

5.2	Non-U.S. Participants

Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Related Companies operate or have Eligible Persons, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Related Companies shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable laws of jurisdictions outside of the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or subplans applicable to particular Related Companies or Eligible Persons residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 4 of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on death, disability or termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, withholding procedures, the conversion of local currency and handling of any stock certificates or other indicia of ownership which may vary with local requirements. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.

6.3	Dividends and Distributions

Participants may, if the Committee so determines other than with respect to Options or Stock Appreciation Rights, be credited with dividends or dividend equivalents for dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion; provided, however, that with respect to Awards that are subject to achievement of performance goals, any such credited dividends or dividend equivalents may be paid only with respect to the portion of such Awards that is actually earned. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1	Grant of Options

The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and such exercise price shall not be less than the minimum exercise price required by Code Section 422 with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date.

7.4	Exercise of Options

The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable.

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery, as directed by the Company, to the Company or a brokerage firm designated or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Section 7.5 of the Plan. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:

(a)     cash;

(b)     check or wire transfer;

(c)     having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d)     tendering (either actually or, so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e)     so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, and to the extent permitted by law, delivery of a properly executed exercise agreement or notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or

(f)     such other consideration as the Committee may permit.

7.6	Effect of Termination of Service

(a)     The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time.

(b)     If the exercise of the Option following a Participant’s Termination of Service, but while the Option is otherwise exercisable, would be prohibited solely because the issuance of Common Stock would violate the registration requirements under the Securities Act or similar requirements under the laws of any state or foreign jurisdiction, then the Option shall remain exercisable until the earlier of (i) the Option Expiration Date and (ii) the expiration of a period of three months (or such longer period of time as determined by the Committee in its sole discretion) after the Participant’s Termination of Service during which the exercise of the Option would not be in violation of such Securities Act or other requirements.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provision of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Code Section 422, or any successor provision, and any applicable regulations thereunder. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan (or the Board’s adoption of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Code Section 422), Incentive Stock Options granted under the Plan after the date of the Board’s adoption (or approval) will be treated as Nonqualified Stock Options. No Incentive Stock Options may be granted more than ten years after the earlier of the approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Code Section 422). In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Code Section 422.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with the procedures for Options set forth in Section 7.2 of the Plan. An SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable. An SAR agreement may provide for an automatic exercise of the SAR subject to any applicable requirements.

9.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous employment or service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions on Restricted Stock or Stock Units, as determined by the Committee (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

SECTION 11. PERFORMANCE AWARDS

11.1	Performance Shares

The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

11.2	Performance Units

The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.

SECTION 12. OTHER STOCK- OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives denominated in cash, shares of Common Stock or other property under the Plan, which incentives may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, subject to the terms and conditions specified by the Committee.

SECTION 13. WITHHOLDING

(a)     The Company or any Related Company may require the Participant to pay to the Company or any Related Company, as applicable, the amount of (i) any taxes that the Company or any Related Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (ii) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

(b)     The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (i) paying cash to the Company or a Related Company, as applicable, (ii) having the Company or a Related Company, as applicable, withhold an amount from any cash amounts otherwise due or to become due from the Company or a Related Company, as applicable, to the Participant, (iii) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (iv) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate or such other applicable rate as is necessary to avoid adverse treatment for financial accounting purposes, as determined by the Committee in its sole discretion.

SECTION 14. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Code Section 422, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.

SECTION 15. ADJUSTMENTS

15.1	Adjustment of Shares

In the event that, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (i) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (ii) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, or in the event of an extraordinary cash dividend, then the Committee shall make proportional adjustments in (1) the maximum number and kind of securities available for issuance under the Plan; (2) the maximum number and kind of securities set forth in Section 4.3 of the Plan; and (3) the number and kind of securities that are subject to any outstanding Award and/or the per share price of such securities. The determination by the Committee, as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing provisions of this Section 15.1, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company, a reorganization or a Change in Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2, 15.3 and 15.4, respectively.

15.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3	Reorganization

Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation approved by the Board, provided that such agreement shall provide for one or more of the following:

(a)     The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

(b)     The assumption of such outstanding Awards by the surviving company or its parent, provided that the assumption of Options or SARs shall comply with Code Section 424(a) if the Options are Incentive Stock Options, and shall comply with Treasury Regulation section 1.409A-1(b)(5)(v)(D) if the Options are Nonqualified Stock Options.

(c)     The substitution by the surviving company or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Code Section 424(a) if the Options are Incentive Stock Options, and shall comply with Treasury Regulation section 1.409A-1(b)(5)(v)(D) if the Options are Nonqualified Stock Options.

(d)     The acceleration of the exercisability of 100% of the then unexercisable portion of such Options and SARs and acceleration of vesting of 100% of the then unvested portion of the Common Stock subject to such Options and SARs. The acceleration of exercisability of such Options and SARs and vesting of such Common Stock shall be contingent on the closing of such merger or consolidation. The Optionee shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.

(e)     The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the fair market value of the Common Stock subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Stock is then vested) as of the closing date of such merger or consolidation over (ii) their exercise price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving company or its parent with a fair market value equal to the required amount. Such payment may be subject to vesting based on the Optionee's continuing employment or service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Stock would have vested. If the exercise price of the Common Stock subject to such Options and SARs exceeds the fair market value of such Common Stock, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Section 15.3(e), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)     The cancellation of outstanding Stock Units and a payment to the Participants equal to the fair market value of the Common Stock subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving company or its parent with a fair market value equal to the required amount. Such payment may be subject to vesting based on the Participant's continuing employment or service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Section 15.3(f), the fair market value of any security shall be determined without regard to any vesting conditions that may apply to such security.

15.4	Acceleration

The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control, or in connection with a termination of a Participant's Service following a Change in Control.

15.5	Further Adjustment of Awards

Subject to Sections 15.2, 15.3 and 15.4 of the Plan, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change in control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action.

15.6	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.7	No Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment, and any fractional shares resulting from such adjustment shall be disregarded.

15.8	Section 409A

Notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 15 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A, and (b) any adjustments made pursuant to this Section 15 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 16. CODE SECTION 162(m) PROVISIONS

Notwithstanding any other provision of the Plan to the contrary, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.

16.1	Performance Criteria

If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following performance criteria for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, items that are unusual in nature or infrequently occurring or both, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”).

Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m), or any successor provision thereto, and the regulations thereunder.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law or rate on deferred tax liabilities, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) items that are unusual in nature or infrequently occurring or both, that the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s periodic reports, (vi) acquisitions or divestitures, (vii) foreign exchange gains and losses, (viii) gains and losses on asset sales or dispositions, (ix) accruals for historic environmental obligations, (x) uninsured catastrophic property losses, and (xi) impairments. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that satisfies the requirements for “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), or any successor provision thereto.

16.2	Adjustment of Awards

Notwithstanding any provision of the Plan other than Section 15.1 of the Plan, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.

16.3	Limitations

In addition to the maximum amounts set forth in Section 4.3(b) of the Plan, the Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Code Section 162(m)(4)(C), or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination

The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires stockholder approval may be made only by the Board. Subject to Section 17.3 of the Plan, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan

Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

17.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15.1 of the Plan shall not be subject to these restrictions.

SECTION 18. GENERAL

18.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2	Issuance of Shares

(a)     Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

(b)     The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

(c)     As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (i) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (ii) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Committee may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

(d)     To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification

Each person who is or shall have been a member of the Board, or a member of a committee appointed by the Board or an officer of the Company to whom authority was delegated in accordance with Section 3.1 of the Plan, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Stockholder

Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award or Restricted Stock, shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Section 409A

(a)     General. The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation section 1.409A-1(b)(4), the exclusion applicable to stock options and certain other equity-based compensation under Treasury Regulation section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions.

(b)     Separation from Service; Six-Month Delay. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i). In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death.

(c)     Unilateral Amendment. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A; provided that the Committee makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan.

(d)     No Guarantee of Tax Treatment. Notwithstanding any provision of the Plan to the contrary, the Company does not guarantee to any Participant or any other person(s) with an interest in an Award that (i) any Award intended to be exempt from Section 409A shall be so exempt, (ii) any Award intended to comply with Section 409A shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

18.6	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.8	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.9	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of Delaware.

18.10	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

18.11	Recoupment

Awards shall be subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery or clawback policies adopted by the Company to implement any such requirements, or (iv) any other compensation recovery or clawback policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.

SECTION 19. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is approved by the stockholders of the Company. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options.

APPENDIX A

DEFINITIONS

As used in the Plan,

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.

“Board” means the Board of Directors of the Company.

“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means the occurrence of any of the following events:

(a)     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)     The sale, transfer or other disposition of all or substantially all of the Company's assets;

(c)     A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)     Had been directors of the Company on the date 12 months prior to the date of such change in the composition of the Board (the “Original Directors”); or

(ii)     Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Subsection (ii); or

(d)     Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” has the meaning set forth in Section 3.1 of the Plan.

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company” means Energy Recovery, Inc., a Delaware corporation.

“Compensation Committee” means the Compensation Committee of the Board.

“Covered Employee” means a “covered employee” as that term is defined for purposes of Code Section 162(m)(3) or any successor provision.

“Disability,” unless otherwise defined by the Committee for purposes of the Plan in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s General Counsel or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19 of the Plan.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.1 of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish. The Committee may vary its determination of the Fair Market Value as provided in this paragraph depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement or payout of an Award and, for Awards subject to Section 409A, as provided in Section 409A.

“Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Code Section 422 or any successor provision.

“Nonemployee Director” means any member of the Board who is not an employee of the Company.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means a right to purchase Common Stock granted under Section 7 of the Plan.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Optionee” means the holder of an Option.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

“Participant” means any Eligible Person to whom an Award is granted.

“Performance Award” means an Award of Performance Shares or Performance Units granted under Section 11 of the Plan.

“Performance Criteria” has the meaning set forth in Section 16.1 of the Plan.

“Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 11.1 of the Plan.

“Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 11.2 of the Plan.

“Plan” means the Energy Recovery, Inc. 2016 Incentive Plan.

“Prior Plan” has the meaning set forth in Section 4.1(b) of the Plan.

“Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are subject to restrictions prescribed by the Committee.

“Restricted Stock Unit” means a Stock Unit subject to restrictions prescribed by the Committee.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s General Counsel or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Code Section 411(a)(8).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Section 409A” means Code Section 409A.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 of the Plan to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are not subject to restrictions prescribed by the Committee.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10 of the Plan.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Termination of Service,” unless the Committee shall determine otherwise in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s General Counsel or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a Nonemployee Director, consultant, advisor, or independent contractor of the Company or a Related Company or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Committee as the date from which an Award begins to vest.

PLAN ADOPTION AND AMENDMENTS/ADJUSTMENTS
SUMMARY PAGE

Date of Board Action	Action	Section/Effect of Amendment	Date of Stockholder Approval
April 25, 2016	Initial Plan Adoption		___________, 2016

ENERGY RECOVERY, INC.
ATTN: Secretary
1717 DOOLITTLE DRIVE
SAN LEANDRO, CA 94577

Investor Address Line 1
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Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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Nominees

01 Mr. Arve Hanstveit 02 Mr. Hans Peter Michelet

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The Board of Directors recommends you vote FOR proposals 2., 3. and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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0000291235_1 R1.0.1.25

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ENERGY RECOVERY INC.
Annual Meeting of Shareholders
June 23, 2016 10:00 AM PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Chris Gannon and Sharon Smith-Lenox or either of them as proxies, each with the power to appoint his/her substitute, and hereby authorizes him/her to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ENERGY RECOVERY INC. that the Stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on June 23, 2016, at 1717 Doolittle Dr., San Leandro, CA 94577, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000291235_2 R1.0.1.25